                         HARTFORD LIFE INSURANCE COMPANY
                        HARTFORD, CONNECTICUT  06104-2999
                           (A STOCK INSURANCE COMPANY)

                        NATIONAL SERVICE CENTER ADDRESS:
                                 P.O. BOX 59179
                          MINNEAPOLIS, MINNESOTA 55459

Will pay the Death Proceeds to the Beneficiary upon receipt at Our National Service Center in Minneapolis, Minnesota of due proof of the Last Surviving Insured's death while this policy was in force. You must notify Us in Writing and give Us due proof of the first death of the Insureds as soon as possible after the first death.

Signed for the Company

/s/ Bruce D. Gardner                             /s/ Lowndes A. Smith
_________________                                ___________________

Bruce D. Gardner, SECRETARY                      Lowndes A. Smith, PRESIDENT

READ YOUR POLICY CAREFULLY
This is a legal contract between You and Us.

                             RIGHT TO EXAMINE POLICY

We want You to be satisfied with the policy You have purchased. We urge You to examine it closely. If, for any reason, You are not satisfied, You may deliver or mail the policy to Us or to the agent from whom it was purchased within ten
(10) days after You receive it. In such event, the policy will be rescinded and We will pay an amount equal to the greater of the premiums paid for the policy or the sum of (i) the Account Value on the date the returned policy is received by Us or the agent from whom it was purchased and, (ii) any deductions under the policy or by the Funds for taxes, charges or fees.


                  CASH SURRENDER VALUE PAYABLE ON MATURITY DATE
            DEATH PROCEEDS PAYABLE AT DEATH OF LAST SURVIVING INSURED
                                NON-PARTICIPATING


THE DEATH PROCEEDS AND CASH VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. SEE PAGE 6 FOR A DESCRIPTION OF THE DEATH BENEFIT.




                      LAST SURVIVOR MODIFIED SINGLE PREMIUM
                         VARIABLE LIFE INSURANCE POLICY

                                TABLE OF CONTENTS

                                                                           Page

Policy Specifications                                                      3

Definitions                                                                5

Death Benefit                                                              6

Premiums                                                                   7

Valuation Provisions                                                       8

Account Value, Cash Value and Cash Surrender Value                         9

Monthly Deduction Amount                                                   10

Annual Maintenance Fee                                                     11

Transfers                                                                  11

Termination and Maturity Date                                              12

Reinstatement                                                              12

Full Surrender                                                             13

Partial Surrenders, Annual Withdrawal Amount, and Surrender Charges        13

Policy Loans                                                               14

Payments by Us                                                             15

Taxation                                                                   15

The Contract                                                               15

Ownership and Beneficiary                                                  17

Exchange Option                                                            18

Income Settlement Options                                                  18

                            POLICY SPECIFICATIONS

DATE OF ISSUE:         July 25, 1994       PRIMARY INSURED:              JOHN DOE

POLICY DATE:           May 15, 1994        ISSUE AGE/SEX:                35 MALE


MATURITY DATE:         May 15, 2059        INSURANCE CLASS:              STANDARD

POLICY NUMBER:         SPVL12345          SECONDARY INSURED:             MARY DOE

OWNER:                 JOHN DOE            ISSUE AGE/SEX:               35 FEMALE

BENEFICIARY:           MARY DOE           INSURANCE CLASS:               STANDARD

INITIAL FACE AMOUNT:   $61,729        INITIAL GUIDELINE PREMIUM PERCENTAGE:  100%

INITIAL PREMIUM:       $10,000


                               LIST OF SUBACCOUNTS AND FUNDS

EACH SUBACCOUNT OF THE HARTFORD LIFE INSURANCE COMPANY SEPARATE
ACCOUNT FIVE INVESTS IN A SPECIFIC FUND OF DEAN WITTER SELECT DIMENSIONS INVESTMENT SERIES.

         LISTED BELOW ARE THE SUBACCOUNTS AND THE FUNDS THEY INVEST IN

    SUBACCOUNT                        FUND
MONEY MARKET                        MONEY MARKET PORTFOLIO
NORTH AMERICAN GOVERNMENT           NORTH AMERICAN GOVERNMENT
SECURITIES                          SECURITIES PORTFOLIO
DIVERSIFIED INCOME                  DIVERSIFIED INCOME PORTFOLIO
BALANCED                            BALANCED PORTFOLIO
UTILITIES                           UTILITIES PORTFOLIO

DIVIDEND GROWTH                     DIVIDEND GROWTH PORTFOLIO
VALUE-ADDED MARKET                  VALUE-ADDED MARKET PORTFOLIO
CORE EQUITY                         CORE EQUITY PORTFOLIO
AMERICAN VALUE                      AMERICAN VALUE PORTFOLIO
GLOBAL EQUITY                       GLOBAL EQUITY PORTFOLIO
DEVELOPING GROWTH                   DEVELOPING GROWTH
EMERGING MARKETS                    EMERGING MARKETS PORTFOLIO


INITIAL ALLOCATION OF NET PREMIUMS: MONEY MARKET SUBACCOUNT  100%

                            POLICY SPECIFICATIONS

                TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
            AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000

                     MAXIMUM                         MAXIMUM                         MAXIMUM
      MINIMUM DEATH  COST OF          MINIMUM DEATH  COST OF        MINIMUM DEATH    COST OF
ATT      BENEFIT    INSURANCE  ATT       BENEFIT    INSURANCE  ATT     BENEFIT      INSURANCE
AGE      PERCENT       RATE    AGE       PERCENT       RATE    AGE     PERCENT         RATE
 35        250.00      0.0003   57        142.00     0.1659     79      106.00         4.5342
 36        250.00      0.0010   58        138.00     0.1922     80      105.00         5.1781
 37        250.00      0.0019   59        134.00     0.2224     81      105.00         5.9163
 38        250.00      0.0029   60        130.00     0.2578     82      105.00         6.7660
 39        250.00      0.0042   61        128.00     0.3000     83      105.00         7.7277
 40        250.00      0.0058   62        126.00     0.3514     84      105.00         8.7886
 41        243.00      0.0078   63        124.00     0.4131     85      105.00         9.9347
 42        236.00      0.0101   64        122.00     0.4860     86      105.00        11.1529
 43        229.00      0.0129   65        120.00     0.5697     87      105.00        12.4353
 44        222.00      0.0162   66        119.00     0.6645     88      105.00        13.7779
 45        215.00      0.0200   67        118.00     0.7696     89      105.00        15.1855
 46        209.00      0.0244   68        117.00     0.8872     90      105.00        16.6715
 47        203.00      0.0296   69        116.00     1.0224     91      104.00        18.2642
 48        197.00      0.0356   70        115.00     1.1813     92      103.00        20.0180
 49        191.00      0.0427   71        113.00     1.3721     93      103.00        22.0644
 50        185.00      0.0510   72        111.00     1.6039     94      103.00        24.6940
 51        178.00      0.0609   73        109.00     1.8821     95      102.00        28.4812
 52        171.00      0.0726   74        109.00     2.2084     96      102.00        34.5224
 53        164.00      0.0865   75        108.00     2.5814     97      101.00        44.7787
 54        157.00      0.1027   76        107.00     2.9993     98      101.00        61.9967
 55        150.00      0.1214   77        107.00     3.4599     99      101.00         83.333
 56        146.00      0.1424   78        106.00     3.9672

THE MINIMUM BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE.

THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONER STANDARD ORDINARY
TABLE, AGE LAST BIRTHDAY.

POLICY LOAN INTEREST RATE:                        6.00%

                            POLICY SPECIFICATIONS

                               FEES AND CHARGES

ANNUAL MAINTENANCE FEE:                         $30 (1)

FEDERAL TAX ANNUAL RATE (YEARS 1-10):           .0015 (2)

PREMIUM TAX ANNUAL RATE (YEARS 1-10):           .0025 (2)

ADMINISTRATION ANNUAL RATE:                     .0040 (2)

MORTALITY AND EXPENSE RISK ANNUAL RATE:         .0090 (2)


(1) THE ANNUAL CONTRACT MAINTENANCE CHARGE IS A SINGLE $30 CHARGE ON A CONTRACT. IT IS DEDUCTED PROPORTIONALLY FROM THE INVESTMENT OPTIONS IN USE AT THE TIME OF THE CHARGE. IT IS APPLIED ONLY IN CASES WHERE THE ACCOUNT VALUE FOR THE ENTIRE CONTRACT IS LESS THAN $50,000.

(2) CHARGES DEDUCTED MONTHLY BASED ON THE ACCOUNT VALUE.


                              SURRENDER CHARGES

          POLICY                        POLICY
           YEAR           RATE           YEAR           RATE
             1            7.5%             6            4.0%
             2            7.5%             7            4.0%
             3            7.5%             8            2.0%
             4            6.0%             9            2.0%
             5            6.0%            10+           0.0%

SURRENDER CHARGE RATE APPLIED AS A PERCENTAGE OF PREMIUMS PAYMENTS OR AMOUNT SURRENDERED, AS APPLICABLE.


                UNAMORTIZED PREMIUM TAX CHARGE UPON SURRENDER
                          AS A PERCENT OF ACCOUNT VALUE

          POLICY                        POLICY
           YEAR           RATE           YEAR           RATE
             1           2.25%             6           1.00%
             2           2.00%             7           0.75%
             3           1.75%             8           0.50%
             4           1.50%             9           0.25%
             5           1.25%            10+          0.00%


                                  PAGE 4A

                            POLICY SPECIFICATIONS

ANNUAL WITHDRAWAL AMOUNT:               THE GREATER OF:

                                  (A) 10% OF PREMIUM PAYMENTS PER CONTRACT YEAR
                                      ON A NON-CUMULATIVE BASIS

                                      AND;

                                  (B) THE EXCESS OF THE ACCOUNT VALUE OVER
                                      PREMIUM PAID.



                                     PAGE 4B

                                   DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in this policy.

ACCOUNT: any of the Sub-Accounts.

ACCOUNT VALUE: the value of the Sub-Accounts and the Loan Account.

ACCUMULATION UNIT: an accounting unit used to calculate the value of a Sub-Account.

ATTAINED AGE: the Issue Age plus the number of fully completed Policy Years.

ANNUITY UNIT: An accounting unit of measure used to calculate the amount of annuity payments under the variable annuity option.

CASH SURRENDER VALUE: the Cash Value less all Indebtedness.

CASH VALUE: the Account Value less any applicable Surrender Charges and Premium Tax Charge due upon surrender.

DATE OF ISSUE: the date shown on Page 3 from which Suicide and Incontestability provisions are measured.

DEATH PROCEEDS: the amount which We will pay upon the death of the Last Surviving Insured.

FACE AMOUNT: on the Policy Date, the Face Amount equals the Initial Face Amount. Thereafter it may change in accordance with the terms of the Death Benefit provision, and the Partial Withdrawal provision.

FUNDS: the registered open end management investment companies in which the assets of the Separate Account may be invested.

INDEBTEDNESS: All monies owed to the Company from the Owner. This includes all outstanding loans on this policy, including any interest due or accrued, and due and unpaid monthly deduction amount and annual maintenance fee, arising during a grace period.

INITIAL FACE AMOUNT: the amount shown on Page 3.

INSURED: the persons whose lives are insured under this policy as shown on Page
3.

IN WRITING: in a written form satisfactory to Us.

ISSUE AGE: as of the Policy Date, the Insureds' age on their last birthday.

LAST SURVIVING INSURED: the Insured who survives after the death of one of the Insureds shown on Page 3. If both Insureds die simultaneously, the Last Surviving Insured will be the younger Insured.

LOAN ACCOUNT: an account established for any amounts transferred from the Sub-Accounts as a result of loans. The account is credited with interest and is not based on the experience of any Separate Account.

MATURITY DATE: the date, shown on Page 3, on which the policy will mature.

MONTHLY ACTIVITY DATE: the Policy Date and the same date in each succeeding month as the Policy Date except that whenever the Monthly Activity Date falls on a date other than a Valuation Day, the Monthly Activity Date will be deemed the next Valuation Day.

OWNER: the owner of the policy as shown on Page 3.

POLICY ANNIVERSARY: an anniversary of the Policy Date. Similarly, Policy Years are measured from the Policy Date.

POLICY DATE: the date shown on Page 3 from which Policy Anniversaries and Policy Years are determined.

POLICY LOAN RATE: the interest rate charged on policy loans.

PREMIUM TAX CHARGE: the amount of tax charged by a state, or municipal entity on premium payments or Account Values. We pay the premium tax in a single sum to the appropriate entity and amortize it to the policyholder over the first 10 years. If the policy is surrendered within 10 years of the Policy Date, any unamortized premium tax will be collected on the surrender date.

PRO-RATA BASIS: an allocation method based on the proportion of the Account Value in each Sub-Account.

SEPARATE ACCOUNT: an account entitled Separate Account Five which has been established by the Hartford Life Insurance Company to separate the assets funding the variable benefits for the class of contracts to which this policy belongs from the other assets of the Hartford Life Insurance Company. Separate Account Five will have the Funds listed on Page Three as its underlying investments.

SUB-ACCOUNTS: the subdivisions of the Separate Account. These are shown on Page
3.

VALUATION DAY: the date on which a Sub-Account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.

VALUATION PERIOD: the period of time between the close of business on successive Valuation Days.

YOU, YOUR: the Owner of the policy.

WE, US, OUR, THE COMPANY: Hartford Life Insurance Company.


                                  DEATH BENEFIT

GENERAL
On any day the Death Benefit is the greater of: (a) the Face Amount on date of the Last Surviving Insured's death; and (b) the Minimum Death Benefit described on the following page.

MINIMUM DEATH BENEFIT
To ensure that the policy continues to qualify as life insurance under the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the appropriate Attained Age percentage of the Account Value. The Minimum Death Benefit is the Account Value on the date of death multiplied by the applicable percent shown in the Table of Minimum Death Benefit Percentages on Page 4.

DEATH PROCEEDS
The Death Proceeds are the amount which We will pay on the death of the Last Surviving Insured. This equals the Death Benefit less any loans and less any due and unpaid Monthly Deduction Amounts occurring during a Grace Period.

If the Last Surviving Insured dies after We receive a written request from You to surrender the policy, the Death Proceeds will not be paid. We will pay You the Cash Surrender Value instead.

NOTIFICATION OF FIRST DEATH OF THE INSUREDS
You must notify Us in Writing and give Us due proof of the first death of the Insureds as soon as possible after the death.


                                    PREMIUMS

GENERAL
All premiums are payable either:

(a)  to Us at the address shown on the premium notice; or
(b) to Our authorized agent in exchange for a receipt signed by Our President or Secretary and countersigned by such agent.

Checks should be made payable to The Company.

INITIAL PREMIUM PAYMENTS
You will have the option of setting your Initial Premium Guideline Percentage at 80%, 90% or 100% of the Guideline Premium Limitation established by Federal tax law. The Initial Premium is due on the Policy Date. No insurance is effective until the Initial Premium is paid. The Initial Premium and the Initial Premium Guideline Percentage You chose are shown on Page 3.

SUBSEQUENT PREMIUM PAYMENTS
Subject to the Guideline Premium Limitation, We will accept additional premiums at any time. The actual amount and frequency of any payments made will affect the Cash Value and the amount and duration of insurance provided by this policy. Any Subsequent Premium Payment that results in an increase in the Death Benefit will be accepted only after We approve evidence of insurability.

PREMIUM ALLOCATION
The Initial Premium will be allocated to the Money Market Sub-Account on the date We receive the premium, or the Policy Date if it occurs after the date We receive the premium.

The Accumulated Value in this Money Market Sub-Account will then be allocated to the Sub-Accounts, in whole percentages according to the premium allocation specified in the application, on the later of:

(a) the expiration of the Right to Examine period specified on the front of Your policy; and
(b)  the date We receive the final requirement to put the policy in force.

Any additional Premiums received by Us prior to such date will be allocated to the Money Market Sub-Account.

Upon written request, You may change the premium allocation. Subsequent Premiums will be allocated to the Sub-Accounts according to Your most recent instructions.

GRACE PERIOD
This policy will terminate 61 days after a Monthly Activity Date on which the Cash Surrender Value is less than zero. The 61-day period is the Grace Period. If sufficient premium is not paid by the end of the Grace Period, the policy will terminate without value. The Company will mail the Owner and any assignee written notice of the amount of premium that will be required to continue this policy in force at last 61 days before the end of the Grace Period. The premium required will be no greater than the amount required to pay three Monthly Deduction Amounts as of the day the Grace Period began. If that premium is not paid by the end of the Grace Period, this policy will terminate.

PREMIUM LIMITATION
If premiums are received which would cause the policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code, We will refund the excess premium payments. We will refund such premium payments and interest thereon within 60 days after the end of a Policy Year.


                              VALUATION PROVISIONS

SUB-ACCOUNT ACCUMULATION UNITS
Amounts allocated to Sub-Accounts are applied to provide Accumulation Units in each Sub-Account. The number of Accumulation Units credited to each Sub-Account is determined by dividing the amount allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The Accumulation Unit Values in each Sub-Account may increase or decrease daily as described on the following page.

SUB-ACCOUNT ACCUMULATION UNIT VALUE
The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by a Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.

EMERGENCY PROCEDURE
If a national stock exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the Sub-Accounts, We may postpone all procedures which require valuation of the Sub-Accounts until valuation is possible. Any provision of this policy which specifies a Valuation Day will be superseded by the emergency procedure.


                         ACCOUNT VALUE, CASH VALUE, AND
                              CASH SURRENDER VALUE

GENERAL
Your Account Value on the Policy Date equals the Initial Premium less the Monthly Deduction Amount for the first policy month, less the Annual Maintenance Fee if applicable as described on Page 4A.

On each subsequent Monthly Activity Date, Your Account Value equals:

(a)  the sum of Your Accumulated Values in the Sub-Accounts; plus
(b)  the value of Your Loan Account, if any; minus,
(c)  the appropriate Monthly Deduction Amount; minus
(d)  the Annual Maintenance Fee, if any.

On each Valuation Day (other than a Monthly Activity Date), Your Account Value equals:

(a)  the sum of Your Accumulated Values in the Sub-Accounts; plus
(b)  the value of Your Loan Account, if any.

ACCUMULATED VALUE - SUB-ACCOUNTS
Your Accumulated Value in any Sub-Account equals:

(a) the number of Your Accumulation Units in that Sub-Account on the Valuation Day; multiplied by
(b)  that Sub-Account's Accumulation Unit Value on the Valuation Day.

                         ACCOUNT VALUE, CASH VALUE, AND
                        CASH SURRENDER VALUE (CONTINUED)

CASH VALUE AND SURRENDER CHARGES
A Surrender Charge, if applicable, will be subtracted from the Account Value to determine the Cash Value. The Surrender Charge and the Policy Years during which it will be applied are shown on Page 4A.

CASH SURRENDER VALUE
Your Cash Surrender Value is equal to Your Cash Value minus the Indebtedness, if any. Indebtedness includes all outstanding loans, including any interest due or accrued, monthly deduction amount, and annual maintenance fee, arising during a grace period.


                            MONTHLY DEDUCTION AMOUNT

GENERAL
The Monthly Deduction Amount equals:

(a)  the Cost of Insurance Charge; plus
(b)  the Administrative Charge; plus
(c)  the Mortality and Expense Risk Charge; plus
(d)  the Tax Expense Charge.

The Monthly Deduction Amount will be taken on a Pro-Rata Basis from the Sub-Accounts on each Monthly Activity Date.

COST OF INSURANCE CHARGE
The Maximum Cost of Insurance charge for any Monthly Activity Date is equal to:

(a) the Maximum Cost of Insurance rate per $1,000 shown on Page 4; multiplied by
(b)  the coverage amount; divided by
(c)  $1,000.

On any Monthly Activity Date the coverage amount equals the Death Benefit less the Account Value on that date prior to assessing the Monthly Deduction Amount.

We can use Cost of Insurance Charges that are lower than the Maximum Cost of Insurance Rates shown on Page 4. Charges will be determined based on Our expectation as to future experience. Any change We make will be on a uniform basis for Insureds for the same Issue Age, sex, premium band, and insurance class and whose coverage has been in force for the same length of time. No change in insurance class or cost will occur on account of deterioration of the Insured's health.

ADMINISTRATIVE CHARGE
The Administrative Charge for any Monthly Activity Date is equal to:

(a)  the Administration Annual Rate divided by 12; multiplied by
(b) the sum of Your Accumulated Values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Administration Annual Rate is that shown on Page 4A.

MORTALITY AND EXPENSE RISK CHARGE
The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to:

(a)  The Mortality and Expense Risk Annual Rate divided by 12; multiplied by
(b) the sum of Your Accumulated Values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Mortality and Expense Risk Annual Rate is that shown on Page 4A.

TAX EXPENSE CHARGE
The Tax Expense Charge for any Monthly Activity Date occurring during the first ten years of the Policy is equal to:

(a)  the Tax Expense Rate divided by 12; multiplied by
(b) the Account Value on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Tax Expense Rate is the sum of the Internal Revenue Code section 848 Rate and the State Premium Tax Annual Rate shown on Page 4A. If You surrender this policy in full within 9 years of the Policy Date, any Premium Tax due and unpaid will be deducted from Your Cash Value at surrender.


                             ANNUAL MAINTENANCE FEE

An Annual Maintenance Fee shown on Page 4A will be taken on a Pro-Rata Basis from the Sub-Accounts if applicable on the Policy Date and each subsequent Policy Anniversary.

                                    TRANSFERS

AMOUNT AND FREQUENCY OF TRANSFERS
Upon request and as long as this policy is in effect, You may transfer amounts among the Sub-Accounts. However, We reserve the right to limit the number of transfers to no more frequently than 12 per Policy Year with no two transfers being made on consecutive valuations days. Subject to the following paragraph, any such limitations will apply to all Owners.

The right to reallocate Account Values between the Accounts is subject to modification if the Company determines, in its sole opinion, that the exercise of that right by one or more Owners is, or would be, to the disadvantage of Other Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to, the requirement of a minimum time period between each transfer, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than one Owner, or limiting the dollar amount that may be transferred between the Sub-Accounts by a Owner at any one time. Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

TRANSFERS TO OR FROM SUB-ACCOUNTS
In the event of a transfer from a Sub-Account, the number of Accumulation Units credited to the Sub-Account from which the transfer is made will be reduced. The reduction will be determined by dividing:

1.   the amount transferred; by
2. the Accumulation Unit Value for that Sub-Account as of the next Valuation Day after We receive Your request for transfer in Writing.

In the event of a transfer to a Sub-Account, We will increase the number of Accumulation Units credited to that Sub-Account. The increase will equal:

1.   the amount transferred; divided by
2. the Accumulation Unit Value for that Sub-Account as of the next Valuation Day after We receive Your request for transfer in Writing.


                          TERMINATION AND MATURITY DATE

TERMINATION
The policy will terminate upon the earliest of the following events:

(a)  Maturity Date of the policy; or
(b)  Full surrender of the policy; or
(c)  the end of the Grace Period; or
(d)  the death of the Last Surviving Insured.

MATURITY DATE
No insurance coverage will be effective on or after the Maturity Date. Any Cash Surrender Value as of the Maturity Date will be paid to You.


                                  REINSTATEMENT

Prior to the death of the Last Surviving Insured, and unless this policy has been surrendered for cash, the policy may be reinstated prior to the Maturity Date provided:

(a) the Insureds alive at the end of the date of lapse are also alive on the date of reinstatement;
(b)  You make Your request within five years;
(c)  satisfactory evidence of insurability is submitted;
(d)  any policy loan is repaid or reinstated; and
(e)  sufficient premium must be paid to:
     (i) cover all Monthly Deduction Amounts and Annual Maintenance Fee that are due and unpaid during the Grace Period, and
     (ii) keep the policy in force for three months after the date of reinstatement.

The Face Amount of the reinstated policy cannot exceed the Face Amount at the time of lapse. The Account Value on the reinstatement date will reflect:

(a)  the Account Value at the time of termination; plus
(b)  Premiums attributable to premiums paid at the time of reinstatement.

The Surrender Charges will be based on the number of policy years from the original Policy Date.

Upon reinstatement, any Indebtedness at the time of termination must be repaid or carried over to the reinstated policy.


                                 FULL SURRENDER

You may terminate this policy at any time before the Maturity Date by submitting a request to Us in Writing. We will pay You the Cash Surrender Value at the time of surrender, which includes any applicable Premium Taxes not previously deducted, and Our liability under this policy will cease.

The amount You will receive will be the Account Value less:

(a)  any Policy Loans;
(b)  any applicable due and unpaid Premium Tax charges as specified on Page 4A;
(c)  any applicable surrender charge as specified on Page 4A.


                  PARTIAL SURRENDERS, ANNUAL WITHDRAWAL AMOUNT
                              AND SURRENDER CHARGES

PARTIAL SURRENDERS
You may request, in writing, a partial surrender of Cash Surrender Values at any time before the Maturity Date provided the Cash Surrender Value remaining after the surrender is at least equal to Our minimum premium amount rules then in effect. If the remaining Cash Surrender Value following such surrender is less than Our minimum premium amount rules, We will terminate the policy and pay the Cash Surrender Value. Unless specified otherwise, the partial surrender will be deducted on a Pro-Rata Basis from the Sub-Accounts. The Face Amount of the policy will be reduced proportional to the reduction in account value due to the partial surrender. For Federal Tax purposes, any surrenders will be deemed to be first from earnings, to the extent that they exist, and then from the premium payments.

ANNUAL WITHDRAWAL AMOUNT
Surrender Charges applicable to this policy are described on page 4A. However, on a noncumulative basis, You may make partial surrenders during any Policy Year up to the Annual Withdrawal Amount shown on Page 4B. Surrender Charges will not be assessed against such amounts. Surrender of the Account Values in excess of the above and additional surrenders made in any Policy Year will be subject to the Surrender Charge, as described on Page 4A, if applicable.

                  PARTIAL SURRENDERS, ANNUAL WITHDRAWAL AMOUNT
                        AND SURRENDER CHARGES (CONTINUED)

SURRENDER CHARGES
Subject to the Annual Withdrawal Amount, surrenders of Account Values attributable to premium payments may be subject to a Surrender Charge ("charge"), and the due and unpaid Premium Tax Charge.

For Surrender Charge purposes, during the first ten Policy Years, all surrenders will be first from premium payments and then from earnings. If an amount equal to all premium payments has been surrendered, a charge will not be assessed against the surrender of the remaining Account Value.

After the ninth Policy Year, all surrenders will be free of Surrender Charges and due and unpaid Premium Tax Charges. Only the Annual Maintenance Fee will be charged.

No Surrender Charges will be assessed in the event the Policy terminates due to the death of the Insured, or upon the exercise of the Annual Withdrawal Amount.


                                  POLICY LOANS

GENERAL
At any time while this policy is in force, You may borrow against this policy by assigning it to Us as sole security. We may defer granting a loan, except to pay premiums to Us, for the period permitted by law but not more than six months.

LOAN AMOUNTS
Any new loan taken may not exceed 90% of the Cash Value less 100% of existing loans, if any, on the date We grant a loan. Loan amounts will be subject to Our minimum rules then in effect. Before advancing the loan amount, We may withhold an amount sufficient to pay interest on total loans to the end of the Policy Year and any Monthly Deduction Amounts due on or before the next Policy Anniversary. All loan amounts will be transferred from the Sub-Accounts to the Loan Account. Unless You specify otherwise, the amounts will be transferred on a Pro-Rata Basis.

If total loans equals or exceeds the Cash Value, this policy will terminate 61 days after We have mailed notice to Your last known address and that of any assignee of record. If sufficient loan repayment is not made by the end of this Grace Period, the policy will end without value.

CREDITED INTEREST
Except for Preferred Loans described below, the Loan Account will be credited with interest at a rate equal to the Policy Loan Rate applicable to that indebtedness, minus 2%.

PREFERRED LOAN
If the Cash Value exceeds the total of all premiums paid since issue, a Preferred Loan is available. The amount available for a Preferred Loan is the amount by which the Cash Value exceeds total premiums paid. The amount of the Loan Account which equals a Preferred Loan will be credited with interest at a rate equal to the Policy Loan Rate. The amount of loans that qualifies as a Preferred Loan is determined on each Monthly Activity Date.

LOAN REPAYMENTS
All or part of a loan may be repaid at any time that:

(a)  the policy is in force;
(b)  the Last Surviving Insured is alive.

However, each payment must be at least $50.

The amount of a loan repayment will be deducted from the Loan Account and will be allocated among the Sub-Accounts in the same percentage as premiums are allocated.

LOAN INTEREST
Loan Interest will accrue daily by a rate not to exceed the Policy Loan Interest Rate shown on Page 4. The difference between the value of the Loan Account and the Indebtedness will be transferred on a Pro-Rata Basis from the Sub-Accounts to the Loan Account on each Monthly Activity Date.


                                 PAYMENTS BY US

GENERAL
We will pay Death Proceeds, Cash Surrender Values, partial surrenders and loan amounts attributable to the Sub-Accounts within seven days after We receive all the information needed to process the payment unless:

(a) the New York Stock Exchange is closed on other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission (SEC); or
(b) an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts; or
(c) the SEC, by order, permits postponement for the protection of policy owners.


                                    TAXATION

We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no charge is currently being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the policy in the future.


                                  THE CONTRACT

ENTIRE CONTRACT
The entire contract consists of this policy and the application, a copy of which is attached. The contract is made in consideration of the application and the payment of the Initial Premium. We will not use any statement to cancel this policy or to defend a claim under it, unless that statement is contained in an attached written application. All statements in the application will, in the absence of fraud, be deemed representations and not warranties.

MODIFICATION
The only way this contract may be modified is by a written agreement signed by Our President, or one of Our Vice Presidents, Secretaries or Assistant Secretaries.

NON-PARTICIPATION
This policy is non-participating. It does not share in Our surplus earnings, so You will receive no dividends under it.

MISSTATEMENT OF AGE
On the date of death of the Last Surviving Insured, the Death Benefit will be reduced or increased by the difference between the Death Benefit at the misstated ages and/or sexes of the Insureds and the Death Benefit that would have been provided by the last Cost of Insurance Charge at the correct ages and/or sexes of the Insureds, if:

(a)  the age of an Insured is misstated; or
(b)  the sex of an Insured is misstated.

SUICIDE
If, within 2 years from the Date of Issue, either of the Insured die by suicide, while sane or insane, Our liability will be limited to the premiums paid less Indebtedness and less any partial surrenders.

If, within 2 years from the effective date of any increase the Face Amount for which evidence of insurability was obtained, either of the Insureds die by suicide, while sane or insane. Our liability with respect to the increase in the Face Amount will be limited to the additional premium paid which increased the Face Amount.

INCONTESTABILITY
With regard to the life of each Insured, We cannot contest this policy after it has been in force, during the Insured's lifetime, for 2 years from its Date of Issue.

Any increase in the Face Amount for which evidence of insurability was obtained, will be incontestable only after the increase has been in force, during the Insured's lifetime, for 2 years from the effective date of the increase.

SEPARATE ACCOUNTS
We will have exclusive and absolute ownership and control of the assets of Our Separate Accounts. The assets of a Fund will be available to cover the liabilities of Our general account only to the extent that those assets exceed the liabilities of that Separate Account arising under the variable life insurance contracts supported by that Separate Account. The assets of a Fund will be valued at least as often as any contract benefits vary, but at least monthly. Our determination of the value of an Accumulation Unit by the method described in this policy will be conclusive. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the state where this policy is issued for delivery.

REPORTS TO THE OWNER
We will send You a report at least once each Policy Year showing:

(a)  the current Account Value, Cash Value and Face Amount;
(b) the premiums paid, Monthly Deduction Amounts and loans since the last report;
(c)  the amount of any Indebtedness;
(d)  notifications required by the provisions of this policy; and
(e) any other information required by the Insurance Department of the state where this policy was delivered.

We will send You any shareholder reports of the Funds and any other notices, reports or documents required by law.


                            OWNERSHIP AND BENEFICIARY

CHANGE OF OWNER OR BENEFICIARY
The Owner and Beneficiary will be those named in the application until You change them. To change the Owner or Beneficiary, notify Us in Writing while the Last Surviving Insured is alive. After We receive written notice, the change will be effective as of the date You signed such notice, whether or not the Last Surviving Insured is living when We receive it. However, the change will be subject to any payment We made or actions We may have taken before We received the request.

ASSIGNMENT
You may assign this policy. Until You notify Us in Writing, no assignment will be effective against Us. We are not responsible for the validity of any assignment.

VOTING RIGHTS
The Company shall notify the Owner of any Fund shareholders meeting at which the shares held for the Owner's Account may be voted and shall also send proxy materials and a form of instruction by means of which the Owner can instruct the Company with respect to the voting of the shares held for the Owner's Account. In connection with the voting of Fund shares held by it, the Company shall arrange for the handling and tallying of proxies received from Owners. The Company will vote the Fund shares held by it in accordance with the instructions received from the Owners having the right to give voting instructions. If an Owner desires to attend any meeting which shares held for the Owner's benefit may be voted, the Owner may request the Company to furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for such Owner's Account.

In the event that the Owner gives no instructions or leaves the manner of voting discretionary, the Company will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, the Company will vote the Fund shares in this proportionate manner which are held by the Company for its own Account.

SUBSTITUTION
The Company reserves the right to substitute the shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account provided that the substitution has been approved by the Securities and Exchange Commission.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
At the Company's election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the Securities and Exchange Commission.

OWNER'S RIGHTS
While the Last Surviving Insured is alive and no Beneficiary is irrevocably named, You may:

(a) exercise all the rights and options that this policy provides or that We permit;
(b)  assign this policy; and
(c)  agree with Us to any change to this policy.

NO NAMED BENEFICIARY
If no named Beneficiary survives the Last Surviving Insured, then, unless this policy provides otherwise:

(a)  You will be the Beneficiary; or
(b)  if You are the Insured, Your estate will be the Beneficiary.

                                 EXCHANGE OPTION

If this policy is in effect, You may exchange it any time during the 24 months following its Date of Issue for a permanent life insurance contract offered by Us on the life of the Insureds without evidence of insurability.

The new policy will be issued by Us:

1. with an amount at risk which equals or is less than the amount at risk in effect on the Exchange Date;
2.   with premiums based on the same risk classification as this policy.

This exchange is subject to adjustments in payments and Account Values to reflect variances, if any, in the payments and Account Values under this policy and the new policy.


                            INCOME SETTLEMENT OPTIONS

GENERAL
The Cash Surrender Value or the Death Proceeds may be paid in a lump sum or may be applied to one of the following payment options. The minimum amount that may be placed under a payment option is $5,000, unless We consent to a lesser amount. Under Options 2, 3, and 4, no surrender or partial withdrawals are permitted after payments commence. Full surrender or partial withdrawals may be made from Options 1 or 6, but they are subject to the Surrender Charge, if applicable. Only a full surrender is allowed from Option 5. A surrender from Option 5 will also be subject to the surrender charge, if applicable.

We will pay interest of at least 3 1/2% per year on the Death Proceeds from the date of the Insured's death to the date payment is made or an Income Settlement Option is elected. At such time the proceeds are not subject to the investment experience of a Separate Account.

If any payee is a corporation, partnership, association, assignee, or fiduciary, an option may be chosen only with Our consent.

The following options are available:

OPTION 1:  INTEREST INCOME
This option offers payments of interest, at the rates We declare, on the amount applied under this option. The interest rate will never be less than 3 1/2% per year.

OPTION 2:  LIFE ANNUITY
A life annuity is an annuity payable during the lifetime of the payee and terminating with the last payment preceding the death of the payee. This option offers the largest payment amount of any of the life annuity options since there is no guarantee of a minimum number of payments nor a provision for a Death Benefit payable to a Beneficiary.

It would be possible under this option for a payee to receive only one annuity payment if he died prior to the due date of the second annuity payment, two if he or she died before the date of the third annuity payment, etc.

OPTION 3:  LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN
This annuity option is an annuity payable monthly during the lifetime of the payee with the provision that payments will be made for a minimum of 120, 180, or 240 months, as elected. If, at the death of the payee, payments have been made for less than the minimum elected number of months, then the present value as of the date of the payee's death, of any remaining guaranteed payments will be paid in one sum to the Beneficiaries designated unless other provisions have been made and approved by Us.

OPTION 4:  JOINT AND LAST SURVIVOR ANNUITY
An annuity payable monthly during the joint lifetime of the payee and a designated second person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor. Based on the options currently offered by Us, the payee may elect that the payment to the survivor be less than the payment made during the joint lifetime of the payee and a designated second person.

It would be possible under this option for a payee and designated second person to receive only one payment in the event of the common or simultaneous death of the parties prior to the due date for the second payment and so on.

OPTION 5:  PAYMENTS FOR A DESIGNATED PERIOD
An amount payable monthly for the number of years selected which may be from 5 to 30 years. Under this option, you may, at any time, request a full surrender and receive, within seven days, the Cash Surrender Value.

In the event of the payee's death prior to the end of the designated period, the present value as of the date of the payee's death, of any remaining guaranteed payments will be paid in one sum to the Beneficiary or Beneficiaries designated unless other provisions have been made and approved by Us.

Option 5 is an option that does not involve life contingencies.

OPTION 6:  DEATH PROCEEDS REMAINING WITH THE COMPANY
Proceeds from the Death Benefit may be left with the Company. These proceeds will remain in the Sub-Accounts to which they were allocated at the time of death unless the beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time.

ALLOCATION OF ANNUITY
If an annuity option is effected, unless otherwise specified, the Cash Surrender Value or Death Proceeds held in the Sub-Account will be applied to provide a variable annuity based on the Pro Rata amount in the various Sub-Accounts.
Fixed annuity options are also available.

VARIABLE ANNUITY AND FIXED DOLLAR ANNUITY
VARIABLE ANNUITY - a variable annuity is an annuity with payments increasing or decreasing in amount in accordance with the net investment results of the Sub-Accounts. After the first monthly payment for a variable annuity has been determined by using the appropriate Variable Payment Annuity Tables below, a number of Sub-Account Annuity Units is determined by dividing that first monthly payment by the appropriate Sub-Account Annuity Unit value on the effective date of the annuity payments. The Annuity Unit value for each Sub-Account will depend on the investment experience of the applicable Funds.

Once variable annuity payments have begun, the number of Annuity Units remains fixed with respect to a particular Sub-Account. If the Owner elects that continuing annuity payments be based on a different Sub-Account, the number will change effective with that election but will remain fixed in number following such election.

The dollar amount of the second and subsequent variable annuity payments is not predetermined and may increase or decrease from month to month. The actual amount of each variable annuity payment after the first is determined by multiplying the number of Sub-Account Annuity Units by the Sub-Account Annuity Unit value. The Sub-Account Annuity Unit value will be determined no earlier than the fifth Valuation Day preceding the date the annuity payment is due.

FIXED DOLLAR ANNUITY - A fixed dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period. Fixed annuity payments are determine by multiplying the amount applied to the annuity by a rate to be determined by Us which is not less than the rate specified in the Fixed Payment Annuity Tables below. The annuity payment will remain level for the duration of the annuity.

DESCRIPTION OF TABLES
The attached tables show the minimum dollar amount of the first monthly payments for each $1,000 applied under the options. Under Option 2 and 3, the amount of each payment will depend upon the age and sex of the payee at the time the first payment is due. Under Option 4, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

The variable payment annuity tables for Options 2, 3, and 4 are based on the 1983a Individual Annuity Mortality Table with ages set back one year and an interest rate of 5% per year. The table for Option 5 is based on an interest rate of 5% per year.

The fixed annuity payment tables for Options 2, 3, and 4 are based on the 1983a Individual Annuity Mortality Table with ages set back one year and an interest rate of 3% per year. The table for Option 5 is based on an Interest rate of 3% per year.

                         VARIABLE PAYMENT ANNUITY TABLES
                         AMOUNT OF FIRST MONTHLY PAYMENT
               FOR EACH $1,000 APPLIED TO VARIABLE PAYMENT ANNUITIES

Second and subsequent annuity payments, when based on the investment experience of a Separate Account, are variable and are not guaranteed as to fixed dollar amount.

SINGLE LIFE ANNUITIES

                            MALE PAYEE                                       FEMALE PAYEE
                            ----------                                       ------------
                    MONTHLY PAYMENTS GUARANTEED                       MONTHLY PAYMENTS GUARANTEED
AGE            -----------------------------------               -----------------------------------
                None       120       180       240                None       120       180       240
35             $4.68     $4.67     $4.66     $4.64               $4.52     $4.52     $4.51     $4.50
40              4.86      4.85      4.82      4.79                4.65      4.65      4.64      4.62
45              5.10      5.07      5.03      4.97                4.83      4.82      4.80      4.77
50              5.41      5.35      5.28      5.20                5.06      5.04      5.01      4.97
51              5.48      5.41      5.34      5.24                5.12      5.09      5.06      5.01
52              5.55      5.48      5.40      5.30                5.17      5.14      5.11      5.05
53              5.63      5.55      5.46      5.35                5.23      5.20      5.16      5.10
54              5.71      5.63      5.53      5.40                5.30      5.26      5.22      5.15
55              5.80      5.70      5.60      5.45                5.37      5.33      5.28      5.20
56              5.89      5.79      5.67      5.51                5.44      5.40      5.34      5.26
57              5.99      5.88      5.74      5.57                5.52      5.47      5.40      5.31
58              6.10      5.97      5.82      5.62                5.60      5.54      5.47      5.37
59              6.21      6.07      5.90      5.68                5.69      5.62      5.54      5.43
60              6.33      6.17      5.98      5.74                5.79      5.71      5.62      5.49
61              6.46      6.28      6.07      5.80                5.89      5.80      5.70      5.55
62              6.60      6.40      6.16      5.86                6.00      5.90      5.78      5.61
63              6.75      6.52      6.25      5.91                6.11      6.00      5.86      5.67
64              6.91      6.64      6.34      5.97                6.23      6.11      5.95      5.74
65              7.09      6.78      6.43      6.02                6.37      6.22      6.04      5.80
66              7.27      6.91      6.52      6.08                6.51      6.34      6.14      5.87
67              7.47      7.06      6.62      6.12                6.66      6.47      6.24      5.93
68              7.68      7.21      6.71      6.17                6.82      6.60      6.34      5.99
69              7.91      7.36      6.81      6.22                7.00      6.74      6.44      6.05
70              8.15      7.52      6.90      6.26                7.19      6.89      6.54      6.11
75              9.65      8.35      7.30      6.41                8.41      7.74      7.06      6.34
80             11.78      9.16      7.59      6.48               10.24      8.70      7.46      6.46
85             14.73      9.80      7.74      6.51               13.00      9.55      7.69      6.50
90             18.62     10.21      7.80      6.51                7.00     10.10      7.79      6.51

JOINT AND LAST SURVIVOR

AGE OF                                 AGE OF FEMALE PAYEE
MALE     35        40        45        50        55        60        67        70        75        80        85        90
PAYEE
-----
35     $4.38     $4.42     $4.47     $4.52     $4.56     $4.59     $4.62     $4.64     $4.65     $4.66     $4.67     $4.68
40      4.41      4.47      4.54      4.60      4.66      4.71      4.75      4.79      4.81      4.83      4.85      4.85
45      4.43      4.51      4.60      4.68      4.77      4.85      4.91      4.97      5.01      5.05      5.07      5.08
50      4.45      4.55      4.65      4.76      4.88      5.00      5.10      5.19      5.26      5.31      5.35      5.37
55      4.47      4.57      4.70      4.84      4.99      5.15      5.30      5.44      5.56      5.65      5.71      5.75
60      4.49      4.60      4.73      4.90      5.09      5.30      5.52      5.73      5.92      6.07      6.17      6.24
65      4.50      4.61      4.76      4.95      5.17      5.43      5.73      6.04      6.34      6.59      6.79      6.91
70      4.50      4.63      4.78      4.98      5.23      5.54      5.92      6.34      6.79      7.21      7.55      7.80
75      4.51      4.64      4.80      5.01      5.28      5.63      6.07      6.60      7.22      7.87      8.46      8.91
80      4.51      4.64      4.81      5.03      5.31      5.69      6.18      6.81      7.60      8.52      9.45     10.24
85      4.52      4.65      4.82      5.04      5.34      5.73      6.25      6.96      7.89      9.07     10.40     11.67
90      4.52      4.65      4.82      5.05      5.35      5.75      6.30      7.05      8.09      9.49     11.21     13.03

PAYMENT FOR A DESIGNATED PERIOD

NO.          MONTHLY       NO.   MONTHLY       NO.   MONTHLY       NO.   MONTHLY       NO.   MONTHLY       NO.   MONTHLY
OF           PAYMENT       OF    PAYMENT       OF    PAYMENT       OF    PAYMENT        OF   PAYMENT       OF    PAYMENT
YEARS        AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS
-----        -------     -----   -------     -----   -------     -----   -------     -----   -------     -----   -------
5             $18.74        10    $10.51        15     $7.82        20     $6.51        25     $5.76        30     $5.28
6              15.99        11      9.77        16      7.49        21      6.33        26      5.65
7              14.02        12      9.16        17      7.20        22      6.17        27      5.54
8              12.56        13      8.64        18      6.94        23      6.02        28      5.45
9              11.42        14      8.20        19      6.71        24      5.88        29      5.36

The monthly payment for any combination of ages not shown will be quoted upon request.

                          FIXED PAYMENT ANNUITY TABLES
                           AMOUNT OF MONTHLY PAYMENTS
                           FOR EACH $1,000 APPLIED TO
                             FIXED PAYMENT ANNUITIES

Payments are fixed and are guaranteed as to fixed dollar amount.

SINGLE LIFE ANNUITIES

                           MALE PAYEE                                        FEMALE PAYEE
                           ----------                                        ------------
                    MONTHLY PAYMENTS GUARANTEED                       MONTHLY PAYMENTS GUARANTEED
                ----------------------------------                ----------------------------------
                None       120       180       240                None       120       180       240
35             $3.41     $3.40     $3.39     $3.38               $3.23     $3.23     $3.22     $3.22
40              3.61      3.60      3.58      3.56                3.39      3.38      3.38      3.37
45              3.87      3.85      3.82      3.77                3.59      3.58      3.57      3.55
50              4.19      4.15      4.10      4.03                3.84      3.83      3.81      3.77
51              4.27      4.22      4.17      4.08                3.90      3.89      3.86      3.82
52              4.34      4.29      4.23      4.14                3.97      3.95      3.92      3.88
53              4.43      4.37      4.30      4.20                4.03      4.01      3.95      3.93
54              4.51      4.45      4.37      4.26                4.10      4.08      4.04      3.99
55              4.60      4.54      4.45      4.32                4.18      4.15      4.11      4.04
56              4.70      4.62      4.53      4.39                4.25      4.22      4.18      4.11
57              4.80      4.72      4.61      4.45                4.34      4.30      4.25      4.17
58              4.91      4.82      4.69      4.51                4.42      4.38      4.32      4.23
59              5.03      4.92      4.78      4.58                4.52      4.47      4.40      4.30
60              5.15      5.03      4.87      4.64                4.61      4.56      4.48      4.37
61              5.28      5.14      4.96      4.71                4.72      4.66      4.57      4.44
62              5.42      5.26      5.06      4.78                4.83      4.76      4.66      4.51
63              5.57      5.39      5.16      4.84                4.95      4.86      4.75      4.58
64              5.74      5.52      5.26      4.90                5.07      4.98      4.85      4.65
65              5.91      5.66      5.36      4.96                5.21      5.10      4.95      4.72
66              6.10      5.81      5.46      5.02                5.35      5.22      5.05      4.79
67              6.29      5.96      5.56      5.08                5.51      5.36      5.16      4.86
68              6.50      6.11      5.66      5.13                5.67      5.50      5.26      4.93
69              6.73      6.28      5.76      5.18                5.85      5.65      5.37      5.00
70              6.97      6.44      5.86      5.23                6.04      5.80      5.49      5.06
75              8.45      7.32      6.31      5.40                7.26      6.69      6.04      5.32
80             10.55      8.17      6.62      5.48                9.07      7.69      6.48      5.45

JOINT AND LAST SURVIVOR ANNUITY

AGE OF                                 AGE OF FEMALE PAYEE
MALE      35        40        45        50        55        60        65        70        75        80
PAYEE
-----
 35     $3.07     $3.14     $3.20     $3.25     $3.30     $3.33     $3.35     $3.37     $3.39     $3.40
 40      3.11      3.20      3.28      3.36      3.42      3.48      3.52      3.55      3.57      3.59
 45      3.15      3.25      3.36      3.46      3.56      3.64      3.71      3.76      3.80      3.83
 50      3.17      3.29      3.42      3.56      3.69      3.82      3.92      4.01      4.08      4.12
 55      3.19      3.32      3.47      3.64      3.81      3.99      4.16      4.29      4.40      4.48
 60      3.20      3.34      3.51      3.70      3.92      4.15      4.39      4.61      4.79      4.93
 65      3.21      3.36      3.54      3.75      4.00      4.29      4.61      4.94      5.24      5.48
 70      3.22      3.37      3.56      3.78      4.06      4.40      4.80      5.25      5.70      6.12
 75      3.22      3.38      3.57      3.81      4.11      4.48      4.95      5.51      6.15      6.80
 80      3.23      3.38      3.58      3.82      4.14      4.54      5.05      5.71      6.52      7.45

PAYMENTS FOR A DESIGNATED PERIOD

NO.          MONTHLY       NO.   MONTHLY       NO.   MONTHLY       NO.   MONTHLY       NO.   MONTHLY       NO.   MONTHLY
OF           PAYMENT       OF    PAYMENT       OF    PAYMENT       OF    PAYMENT       OF    PAYMENT       OF    PAYMENT
YEARS        AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS
  5           $17.91        10     $9.61        15     $6.87        20     $5.51        25     $4.71        30     $4.18
  6            15.14        11      8.86        16      6.53        21      5.32        26      4.59
  7            13.16        12      8.24        17      6.23        22      5.15        27      4.47
  8            11.68        13      7.71        18      5.96        23      4.99        28      4.37
  9            10.53        14      7.26        19      5.73        24      4.84        29      4.27

The monthly payment for any combination of ages not shown will be quoted upon request.

                         Hartford Life Insurance Company
                        Hartford, Connecticut 06104-2999
                           (A stock insurance company)

                        National Service Center Address:
                                 P.O. Box 59179
                          Minneapolis, Minnesota 55459


                  Cash Surrender Value Payable on Maturity Date
                         Death Proceeds Payable at Death
                                Non-Participating


THE DEATH PROCEEDS AND CASH VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT. SEE PAGE 6 FOR A DESCRIPTION OF THE DEATH BENEFIT.





                      LAST SURVIVOR MODIFIED SINGLE PREMIUM
                         VARIABLE LIFE INSURANCE POLICY

                         HARTFORD LIFE INSURANCE COMPANY
                        HARTFORD, CONNECTICUT  06104-2999
                           (A STOCK INSURANCE COMPANY)

                        NATIONAL SERVICE CENTER ADDRESS:
                                 P.O. BOX 59179
                          MINNEAPOLIS, MINNESOTA  55459

WILL PAY THE DEATH PROCEEDS TO THE BENEFICIARY UPON RECEIPT AT OUR NATIONAL SERVICE CENTER IN MINNEAPOLIS, MINNESOTA OF DUE PROOF OF THE INSURED'S DEATH WHILE THIS POLICY WAS IN FORCE.

Signed for the Company



/s/ Bruce D. Gardner                        /s/ Lowndes A. Smith
-----------------------------------        ------------------------------------
Bruce D. Gardner, SECRETARY                Lowndes A. Smith, PRESIDENT

READ YOUR POLICY CAREFULLY
This is a legal contract between You and Us.

                             RIGHT TO EXAMINE POLICY

We want You to be satisfied with the policy You have purchased. We urge You to examine it closely. If, for any reason, You are not satisfied, You may deliver or mail the policy to Us or to the agent from whom it was purchased within ten
(10) days after You receive it. In such event, the policy will be rescinded and We will pay an amount equal to the greater of the premiums paid for the policy or the sum of (i) the Account Value on the date the returned policy is received by Us or the agent from whom it was purchased and, (ii) any deductions under the policy or by the Funds for taxes, charges or fees.


                  CASH SURRENDER VALUE PAYABLE ON MATURITY DATE
                         DEATH PROCEEDS PAYABLE AT DEATH
                                NON-PARTICIPATING


THE DEATH PROCEEDS AND CASH VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. SEE PAGE 6 FOR A DESCRIPTION OF THE DEATH BENEFIT.


                        MODIFIED SINGLE PREMIUM VARIABLE
                              LIFE INSURANCE POLICY

                                TABLE OF CONTENTS


                                                                    Page

Policy Specifications                                                 3

Definitions                                                           5

Death Benefit                                                         6

Premiums                                                              7

Valuation Provisions                                                  8

Account Value, Cash Value and Cash Surrender Value                    9

Monthly Deduction Amount                                              10

Annual Maintenance Fee                                                11

Transfers                                                             11

Termination and Maturity Date                                         12

Reinstatement                                                         12

Full Surrender                                                        13

Partial Surrenders, Annual Withdrawal Amount, and Surrender Charges   13

Policy Loans                                                          14

Payments by Us                                                        15

Taxation                                                              15

The Contract                                                          15

Ownership and Beneficiary                                             17

Exchange Option                                                       18

Income Settlement Options                                             18

                            POLICY SPECIFICATIONS

DATE OF ISSUE:     July 25, 1994     PRIMARY INSURED:         JOHN DOE

POLICY DATE:       May 15, 1994      ISSUE AGE/SEX:           35 MALE

MATURITY DATE:     May 15, 2059      INSURANCE CLASS:         STANDARD

POLICY NUMBER:     SPVL12345         INITIAL FACE AMOUNT:     $61,729

OWNER:             JOHN DOE          INITIAL PREMIUM:         $10,000

BENEFICIARY:       MARY DOE      INITIAL GUIDELINE PREMIUM PERCENTAGE:  100%


                              LIST OF SUBACCOUNTS AND FUNDS

EACH SUBACCOUNT OF THE HARTFORD LIFE INSURANCE COMPANY SEPARATE
ACCOUNT FIVE INVESTS IN A SPECIFIC FUND OF DEAN WITTER SELECT DIMENSIONS INVESTMENT SERIES.

         LISTED BELOW ARE THE SUBACCOUNTS AND THE FUNDS THEY INVEST IN

          SUBACCOUNT                                     FUND
MONEY MARKET                         MONEY MARKET PORTFOLIO
NORTH AMERICAN GOVERNMENT            NORTH AMERICAN GOVERNMENT
      SECURITIES                           SECURITIES PORTFOLIO
DIVERSIFIED INCOME                    DIVERSIFIED INCOME PORTFOLIO
BALANCED                              BALANCED PORTFOLIO
UTILITIES                             UTILITIES PORTFOLIO
DIVIDEND GROWTH                       DIVIDEND GROWTH PORTFOLIO
VALUE-ADDED MARKET                    VALUE-ADDED MARKET PORTFOLIO
CORE EQUITY                           CORE EQUITY PORTFOLIO
AMERICAN VALUE                       AMERICAN VALUE PORTFOLIO
GLOBAL EQUITY                        GLOBAL EQUITY PORTFOLIO
DEVELOPING GROWTH                    DEVELOPING GROWTH
EMERGING MARKETS                     EMERGING MARKETS PORTFOLIO


INITIAL ALLOCATION OF NET PREMIUMS: MONEY MARKET SUBACCOUNT  100%

                            POLICY SPECIFICATIONS

                TABLE OF MINIMUM DEATH BENEFIT PERCENTAGES
            AND MONTHLY MAXIMUM COST OF INSURANCE RATES PER $1,000

                     MAXIMUM                       MAXIMUM                   MAXIMUM
      MINIMUM DEATH  COST OF        MINIMUM DEATH  COST OF        MINIMUM D  COST OF
ATT      BENEFIT    INSURANCE  ATT     BENEFIT    INSURANCE  ATT   BENEFIT  INSURANCE
AGE      PERCENT       RATE    AGE     PERCENT       RATE    AGE   PERCENT     RATE
 35        250.00      0.1808   57        142.00     1.0866   79   106.00       7.8967
 36        250.00      0.1933   58        138.00     1.1817   80   105.00       8.5783
 37        250.00      0.2075   59        134.00     1.2850   81   105.00       9.3408
 38        250.00      0.2233   60        130.00     1.4000   82   105.00      10.2008
 39        250.00      0.2417   61        128.00     1.5300   83   105.00      11.1533
 40        250.00      0.2625   62        126.00     1.6767   84   105.00      12.1767
 41        243.00      0.2850   63        124.00     1.8408   85   105.00      13.2483
 42        236.00      0.3092   64        122.00     2.0225   86   105.00      14.3508
 43        229.00      0.3368   65        120.00     2.2183   87   105.00      15.4775
 44        222.00      0.3642   66        119.00     2.4275   88   105.00      16.6275
 45        215.00      0.3942   67        118.00     2.6492   89   105.00      17.8075
 46        209.00      0.4267   68        117.00     2.8875   90   105.00      19.0358
 47        203.00      0.4608   69        116.00     3.1508   91   104.00      20.3425
 48        197.00      0.4975   70        115.00     3.4475   92   103.00      21.7585
 49        191.00      0.5333   71        113.00     3.7858   93   103.00      23.5108
 50        185.00      0.5833   72        111.00     4.1733   94   103.00      25.8308
 51        178.00      0.6383   73        109.00     4.6117   95   102.00      29.3217
 52        171.00      0.6942   74        109.00     5.0917   96   102.00      35.0825
 53        164.00      0.7603   75        108.00     5.6042   97   101.00      45.0833
 54        157.00      0.8342   76        107.00     6.1417   98   101.00      62.0958
 55        150.00      0.9133   77        107.00     6.6975   99   101.00      83.3333
 56        146.00      0.9975   78        106.00     7.2767




THE MINIMUM BENEFIT PERCENTAGES ARE DETERMINED TO COMPLY WITH SECTION 7702 OF THE INTERNAL REVENUE CODE.

THE MAXIMUM COST OF INSURANCE RATES DO NOT EXCEED THE COST OF INSURANCE RATES BASED ON THE 1980 COMMISSIONER STANDARD ORDINARY UNISEX, UNISMOKER
TABLE, AGE LAST BIRTHDAY.

POLICY LOAN INTEREST RATE:                        6.00%

                            POLICY SPECIFICATIONS

                               FEES AND CHARGES


ANNUAL MAINTENANCE FEE:                           $30 (1)

FEDERAL TAX ANNUAL RATE (YEARS 1-10):           .0015 (2)

PREMIUM TAX ANNUAL RATE (YEARS 1-10):           .0025 (2)

ADMINISTRATION ANNUAL RATE:                     .0040 (2)

MORTALITY AND EXPENSE RISK CHARGE ANNUAL RATE:  .0090 (2)


(1) THE ANNUAL CONTRACT MAINTENANCE CHARGE IS A SINGLE $30 CHARGE ON A CONTRACT. IT IS DEDUCTED PROPORTIONALLY FROM THE INVESTMENT OPTIONS IN USE AT THE TIME OF THE CHARGE. IT IS APPLIED ONLY IN CASES WHERE THE ACCOUNT VALUE FOR THE ENTIRE CONTRACT IS LESS THAN $50,000.

(2) CHARGES DEDUCTED MONTHLY BASED ON THE ACCOUNT VALUE.


                              SURRENDER CHARGES


          POLICY                              POLICY
           YEAR               RATE            YEAR           RATE
             1                 7.5%             6            4.0%
             2                 7.5%             7            4.0%
             3                 7.5%             8            2.0%
             4                 6.0%             9            2.0%
             5                 6.0%             10+          0.0%

SURRENDER CHARGE RATE APPLIED AS A PERCENTAGE OF PREMIUM PAYMENTS OR AMOUNT SURRENDERED, AS APPLICABLE.


                UNAMORTIZED PREMIUM TAX CHARGE UPON SURRENDER
                          AS A PERCENT OF ACCOUNT VALUE

          POLICY                        POLICY
           YEAR           RATE           YEAR           RATE
             1           2.25%             6           1.00%
             2           2.00%             7           0.75%
             3           1.75%             8           0.50%
             4           1.50%             9           0.25%
             5           1.25%            10+          0.00%


                                  PAGE 4A

                            POLICY SPECIFICATIONS

ANNUAL WITHDRAWAL AMOUNT:               THE GREATER OF:

(A) 10% OF PREMIUM PAYMENTS PER CONTRACT YEAR ON A NON-CUMULATIVE BASIS

AND;

(B) THE EXCESS OF THE ACCOUNT VALUE OVER PREMIUM PAID.



                                  PAGE 4B

                                   DEFINITIONS

The definitions in this section apply to the following words and phrases whenever and wherever they appear in this policy.

ACCOUNT: any of the Sub-Accounts.

ACCOUNT VALUE: the value of the Sub-Accounts and the Loan Account.

ACCUMULATION UNIT: an accounting unit used to calculate the value of a Sub-Account.

ANNUITY UNIT: An accounting unit of measure used to calculate the amount of annuity payments under the variable annuity option.

ATTAINED AGE: the Issue Age plus the number of fully completed Policy Years.

CASH SURRENDER VALUE: the Cash Value less all Indebtedness.

CASH VALUE: the Account Value less any applicable Surrender Charges and Premium Tax Charge due upon surrender.

DATE OF ISSUE: the date shown on Page 3 from which Suicide and Incontestability provisions are measured.

DEATH PROCEEDS: the amount which We will pay upon the death of the Insured.

FACE AMOUNT: on the Policy Date, the Face Amount equals the Initial Face Amount. Thereafter it may change in accordance with the terms of the Death Benefit provision, and the Partial Withdrawal provision.

FUNDS: the registered open end management investment companies in which the assets of the Separate Account may be invested.

INDEBTEDNESS: All monies owed to the Company from the Owner. This includes all outstanding loans on this policy, including any interest due or accrued, and due and unpaid monthly deduction amount and annual maintenance fee, arising during a Grace Period.

INITIAL FACE AMOUNT: the amount shown on Page 3.

INSURED: the person whose life is insured under this policy as shown on Page
3.

IN WRITING: in a written form satisfactory to Us.

ISSUE AGE: as of the Policy Date, the Insured's age on his/her last birthday.

LOAN ACCOUNT: an account established for any amounts transferred from the Sub-Accounts as a result of loans. The account is credited with interest and is not based on the experience of any Separate Account.

MATURITY DATE: the date, shown on Page 3, on which the policy will mature.

MONTHLY ACTIVITY DATE: the Policy Date and the same date in each succeeding month as the Policy Date except that whenever the Monthly Activity Date falls on a date other than a Valuation Day, the Monthly Activity Date will be deemed the next Valuation Day.

OWNER: the owner of the policy as shown on Page 3.

POLICY ANNIVERSARY: an anniversary of the Policy Date. Similarly, Policy Years are measured from the Policy Date.

POLICY DATE: the date shown on Page 3 from which Policy Anniversaries and Policy Years are determined.

POLICY LOAN RATE: the interest rate charged on policy loans.

PREMIUM TAX CHARGE: the average amount of tax charged by a state, or municipal entity on premium payments or Account Values. We pay the premium tax in a single sum to the appropriate entity and amortize it to the policyholder over the first 10 years. If the policy is surrendered within 10 years of the Policy Date, any unamortized premium tax will be collected on the surrender date.

PRO-RATA BASIS: an allocation method based on the proportion of the Account Value in each Sub-Account.

SEPARATE ACCOUNT: an Account entitled Separate Account Five which has been established by the Hartford Life Insurance Company to separate the assets funding the variable benefits for the class of contracts to which this policy belongs from the other assets of the Hartford Life Insurance Company. Separate Account Five will have the Funds listed on Page 3 as its underlying investments.

SUB-ACCOUNTS: the subdivisions of the Separate Account. These are shown on Page
3.

VALUATION DAY: the date on which a Sub-Account is valued. This occurs every day We are open and the New York Stock Exchange is open for trading.

VALUATION PERIOD: the period of time between the close of business on successive Valuation Days.

YOU, YOUR: the Owner of the policy.

WE, US, OUR, THE COMPANY: Hartford Life Insurance Company.


                                  DEATH BENEFIT

GENERAL On any day the Death Benefit is the greater of: (a) the Face Amount on date of the Insured's death; and (b) the Minimum Death Benefit described on the following page.

MINIMUM DEATH BENEFIT
To ensure that the policy continues to qualify as life insurance under the Internal Revenue Code, We will automatically increase the Death Benefit so that it will never be less than the appropriate Attained Age percentage of the Account Value. The Minimum Death Benefit is the Account Value on the date of death multiplied by the applicable percent shown in the Table of Minimum Death Benefit Percentages on Page 4.

DEATH PROCEEDS The Death Proceeds are the amount which We will pay on the death of the Insured. This equals the Death Benefit less any Loans and less any due and unpaid Monthly Deduction Amounts occurring during a Grace Period.


                                    PREMIUMS

GENERAL
All premiums are payable either:

(a)  to Us at the address shown on the premium notice; or
(b) to Our authorized agent in exchange for a receipt signed by Our President or Secretary and countersigned by such agent.

Checks should be made payable to The Company.

INITIAL PREMIUM PAYMENTS
You will have the option of setting your Initial Premium Guideline Percentage at 80%, 90% or 100% of the Guideline Premium Limitation established by Federal tax law. The Initial Premium is due on the Policy Date. No insurance is effective until the initial Premium is paid. The Initial Premium and the Initial Premium Guideline Percentage You chose are shown on Page 3.

SUBSEQUENT PREMIUM PAYMENTS
Subject to the Guideline Premium Limitation, We will accept additional premiums at any time. The actual amount and frequency of any payments made will affect the Cash Value and the amount and duration of insurance provided by this policy. Any Subsequent Premium Payment that results in an increase in the Death Benefit will be accepted only after We approve evidence of insurability.

PREMIUM ALLOCATION
The initial Premium will be allocated to the Money Market Sub-Account on the date We receive the premium, or the Policy Date if it occurs after the date We receive the premium.

The Accumulated Value in this Money Market Sub-Account will then be allocated to the Sub-Accounts, in whole percentages according to the premium allocation specified in the application, on the later of:

(a) the expiration of the Right to Examine period specified on the front of Your policy; and
(b)  the date We receive the final requirement to put the policy in force.

Any additional premiums received by Us prior to such date will be allocated to the Money Market Sub-Account.

Upon written request, You may change the premium allocation. Subsequent Premiums will be allocated to the Sub-Accounts according to Your most recent instructions.

GRACE PERIOD
This policy will terminate 61 days after a Monthly Activity Date on which the Cash Surrender Value is less than zero. The 61-day period is the Grace Period. If sufficient premium is not paid by the end of the Grace Period, the policy will terminate without value. The Company will mail the Owner and any assignee written notice of the amount of premium that will be required to continue this policy in force at least 61 days before the end of the Grace Period. The premium required will be no greater than the amount required to pay three Monthly Deduction Amounts as of the day the Grace Period began. If that premium is not paid by the end of the Grace Period, this policy will terminate.

PREMIUM LIMITATION
If premiums are received which would cause the policy to fail to meet the definition of a life insurance contract in accordance with the Internal Revenue Code, We will refund the excess premium payments. We will refund such premium payments and interest thereon within 60 days after the end of a Policy Year.


                              VALUATION PROVISIONS

SUB-ACCOUNT ACCUMULATION UNITS
Amounts allocated to Sub-Accounts are applied to provide Accumulation Units in each Sub-Account. The number of Accumulation Units credited to each Sub-Account is determined by dividing the amount allocated to a Sub-Account by the dollar value of one Accumulation Unit for such Sub-Account. The number of Your Accumulation Units will not be affected by any subsequent change in the value of the units. The Accumulation Unit Values in each Sub-Account may increase or decrease daily as described on the following page.

SUB-ACCOUNT ACCUMULATION UNIT VALUE
The Accumulation Unit Value for each Sub-Account will vary to reflect the investment experience of the applicable Fund and will be determined on each Valuation Day by multiplying the Accumulation Unit Value of the particular Sub-Account on the preceding Valuation Day by a Net Investment Factor for that Sub-Account for the Valuation Period then ended. The Net Investment Factor for each of the Sub-Accounts is equal to the net asset value per share of the corresponding Fund at the end of the Valuation Period (plus the per share amount of any dividend or capital gain distributions paid by that Fund in the Valuation Period then ended) divided by the net asset value per share of the corresponding Fund at the beginning of the Valuation Period.

EMERGENCY PROCEDURE
If a national stock exchange is closed (except for holidays or weekends) or trading is restricted due to an existing emergency as defined by the Securities and Exchange Commission so that We cannot value the Sub-Accounts, We may postpone all procedures which require valuation of the Sub-Accounts until valuation is possible. Any provision of this policy which specifies a Valuation Day will be superseded by the emergency procedure.


                         ACCOUNT VALUE, CASH VALUE, AND
                              CASH SURRENDER VALUE

GENERAL
Your Account Value on the Policy Date equals the Initial Premium less the Monthly Deduction Amount for the first policy month, less the Annual Maintenance Fee if applicable as described on Page 4A.

On each subsequent Monthly Activity Date, Your Account Value equals:

(a)  the sum of Your Accumulated Values in the Sub-Accounts; plus
(b)  the value of Your Loan Account, if any; minus,
(c)  the appropriate Monthly Deduction Amount; minus
(d)  the Annual Maintenance Fee, if any.

On each Valuation Day (other than a Monthly Activity Date), Your Account Value equals:

(a)  the sum of Your Accumulated Values in the Sub-Accounts; plus
(b)  the value of Your Loan Account, if any.

ACCUMULATED VALUE - SUB-ACCOUNTS
Your Accumulated Value in any Sub-Account equals:

(a) the number of Your Accumulation Units in that Sub-Account on the Valuation Day; multiplied by
(b)  that Sub-Account's Accumulation Unit Value on the Valuation Day.

                         ACCOUNT VALUE, CASH VALUE, AND
                        CASH SURRENDER VALUE (CONTINUED)

CASH VALUE AND SURRENDER CHARGES
A Surrender Charge, and a charge for unpaid premiums tax charges, if applicable, will be subtracted from the Account Value to determine the Cash Value. The Surrender Charge and the Policy Years during which it will be applied are shown on Page 4A.

CASH SURRENDER VALUE
Your Cash Surrender Value is equal to Your Cash Value minus the Indebtedness, if any. Indebtedness includes all outstanding loans, including any interest due or accrued, Monthly Deduction Amount, and Annual Maintenance Fee, arising during a Grace Period.


                            MONTHLY DEDUCTION AMOUNT

GENERAL
The Monthly Deduction Amount equals:

(a)  the Cost of Insurance Charge; plus
(b)  the Administrative Charge; plus
(c)  the Mortality and Expense Risk Charge; plus
(d)  the Tax Expense Charge.

The Monthly Deduction Amount will be taken on a Pro-Rata Basis from the Sub-Accounts on each Monthly Activity Date.

COST OF INSURANCE CHARGE
The Maximum Cost of Insurance charge for any Monthly Activity Date is equal to:

(a)  the Maximum Cost of Insurance rate per $1,000 shown on Page 4; multiplied by
(b)  the coverage amount; divided by
(c)  $1,000

On any Monthly Activity Date the coverage amount equals the Death Benefit less the Account Value on that date prior to assessing the Monthly Deduction Amount.

We can use Cost of Insurance Charges that are lower than the Maximum Cost of Insurance Rates shown on Page 4. Charges will be determined based on Our expectation as to future experience. Any change We make will be on a uniform basis for Insureds for the same Issue Age, sex, premium band, and insurance class and whose coverage has been in force for the same length of time. No change in insurance class or cost will occur on account of deterioration of the insured's health.

ADMINISTRATIVE CHARGE
The Administrative Charge for any Monthly Activity Date is equal to:

(a)  the Administration Annual Rate divided by 12; multiplied by
(b) the sum of Your Accumulated Values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Administration Annual Rate is that shown on Page 4A.

MORTALITY AND EXPENSE RISK CHARGE
The Mortality and Expense Risk Charge for any Monthly Activity Date is equal to:

(a)  The Mortality and Expense Risk Annual Rate divided by 12; multiplied by
(b) the sum of Your Accumulated Values in the Sub-Accounts on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Mortality and Expense Risk Annual Rate is that shown on Page 4A.

TAX EXPENSE CHARGE
The Tax Expense Charge for any Monthly Activity Date occurring during the first ten years of the Policy is equal to:

(a)  the Tax Expense Rate divided by 12; multiplied by
(b) the Account Value on the Monthly Activity Date, prior to assessing the Monthly Deduction Amount.

The Tax Expense Rate is the sum of the Internal Revenue Code section 848 Rate and the state Premium Tax Annual Rate shown on Page 4A. If You surrender this policy in full within 9 years of the Policy Date, any Premium Tax due and unpaid will be deducted from Your Cash Value at surrender.


                             ANNUAL MAINTENANCE FEE

An Annual Maintenance Fee shown on Page 4A will be taken on a Pro-Rata Basis from the Sub-Accounts if applicable on the Policy Date and each subsequent Policy Anniversary.

                                    TRANSFERS

AMOUNT AND FREQUENCY OF TRANSFERS
Upon request and as long as this policy is in effect, You may transfer amounts among the Sub-Accounts. However, We reserve the right to limit the number of transfers to no more frequently than 12 per Policy Year with no two transfers being made on consecutive valuations days. Subject to the following paragraph, any such limitations will apply to all Owners.

The right to reallocate Account Values between the Accounts is subject to modification if the Company determines, in its sole opinion, that the exercise of that right by one or more Owners is, or would be, to the disadvantage of other Owners. Any modification could be applied to transfers to or from some or all of the Sub-Accounts and could include, but not be limited to, the requirement of a minimum time period between each transfer, not accepting transfer requests of an agent acting under a power of attorney on behalf of more than one Owner, or limiting the dollar amount that may be transferred between the Sub-Accounts by a Owner at any one time. Such restrictions may be applied in any manner reasonably designed to prevent any use of the transfer right which is considered by the Company to be to the disadvantage of other Owners.

TRANSFERS TO OR FROM SUB-ACCOUNTS
In the event of a transfer from a Sub-Account, the number of Accumulation Units credited to the Sub-Account from which the transfer is made will be reduced. The reduction will be determined by dividing:

1.   the amount transferred; by
2. the Accumulation Unit Value for that Sub-Account as of the next Valuation Day after We receive Your request for transfer in Writing.

In the event of a transfer to a Sub-Account, We will increase the number of Accumulation Units credited to that Sub-Account. The increase will equal:

1.   the amount transferred; divided by
2. the Accumulation Unit Value for that Sub-Account as of the next Valuation Day after We receive Your request for transfer in Writing.


                          TERMINATION AND MATURITY DATE

TERMINATION
The policy will terminate upon the earliest of the following events:

(a)  Maturity Date of the policy; or
(b)  Full surrender of the policy; or
(c)  the end of the Grace Period; or
(d)  the death of the Insured.

MATURITY DATE
No insurance coverage will be effective on or after the Maturity Date. Any Cash Surrender Value as of the Maturity Date will be paid to You.


                                  REINSTATEMENT

Prior to the death of the Insured, and unless this policy has been surrendered for cash, this policy may be reinstated prior to the Maturity Date provided:

(a)  You make Your request within five years;
(b)  satisfactory evidence of insurability is submitted;
(c)  any policy loan is repaid or reinstated; and
(d)  sufficient premium must be paid to:
     (i) cover all Monthly Deduction Amounts and Annual Maintenance Fee that are due and unpaid during the Grace Period, and
     (ii) keep the policy in force for three months after the date of reinstatement.

The Face Amount of the reinstated policy cannot exceed the Face Amount at the time of lapse. The Account Value on the reinstatement date will reflect:

(a)  the Account Value at the time of termination; plus
(b)  Premiums attributable to premiums paid at the time of reinstatement.

The Surrender Charges will be based on the number of policy years from the original Policy Date.

Upon reinstatement, any indebtedness at the time of termination must be repaid or carried over to the reinstated policy.


                                 FULL SURRENDER

You may terminate this policy at any time before the Maturity Date by submitting a request to Us in Writing. We will pay You the Cash Surrender Value at the time of surrender, which includes any applicable Premium Taxes not previously deducted, and Our liability under this policy will cease.

The amount You will receive will be the Account Value less:

(a)  any Policy Loans;
(b)  any applicable due and unpaid Premium Tax charges as specified on Page 4A;
(c)  any applicable surrender charge as specified on Page 4A.


                  PARTIAL SURRENDERS, ANNUAL WITHDRAWAL AMOUNT
                              AND SURRENDER CHARGES

PARTIAL SURRENDERS

You may request, in writing, a partial surrender of Cash Surrender Values at any time before the Maturity Date provided the Cash Surrender Value remaining after the surrender is at least equal to Our minimum premium amount rules then in effect. If the remaining Cash Surrender Value following such surrender is less than Our minimum premium amount rules, We will terminate the policy and pay the Cash Surrender Value. Unless specified otherwise, the partial surrender amount will be deducted on a Pro-Rata Basis from the Sub-Accounts. The Face Amount of the policy will be reduced proportional to the reduction in Account Value due to the partial surrender. For Federal Tax purposes, any surrenders will be deemed to be first from earnings, to the extent that they exist, and then from the premium payments.

ANNUAL WITHDRAWAL AMOUNT
Surrender charges applicable to this policy are described on page 4A. However, on a noncumulative basis, You may make partial surrenders during any Policy Year up to the Annual Withdrawal Amount shown on Page 4B. Surrender Charges will not be assessed against such amounts. Surrender of the Account Values in excess of the above and additional surrenders made in any Policy Year will be subject to the surrender charge, as described on Page 4A, if applicable.

                  PARTIAL SURRENDERS, ANNUAL WITHDRAWAL AMOUNT
                        AND SURRENDER CHARGES (CONTINUED)

SURRENDER CHARGES
Subject to the Annual Withdrawal Amount, surrenders of Account Values attributable to premium payments may be subject to a Surrender Charge ("charge"), and the due and unpaid Premium Tax Charge.

For surrender charge purposes, during the first ten policy years, all surrenders will be first from premium payments and then from earnings. If an amount equal to all premium payments has been surrendered, a charge will not be assessed against the surrender of the remaining account value.

After the ninth Policy Year, all surrenders will be free of surrender charges and due and unpaid premium tax charges. Only the Annual Maintenance Fee will be charged.

No surrender charges will be assessed in the event the Policy terminates due to the death of the Insured, or upon the exercise of the Annual Withdrawal Amount.


                                  POLICY LOANS

GENERAL
At any time while this policy is in force, You may borrow against this policy by assigning it to Us as sole security. We may defer granting a loan, except to pay premiums to Us, for the period permitted by law but not more than six months.

LOAN AMOUNTS
Any New Loan taken may not exceed 90% of the Cash Value less 100% of existing loans, if any, on the date We grant a loan. Loan amounts will be subject to Our minimum rules then in effect. Before advancing the loan amount, We may withhold an amount sufficient to pay interest on total loans to the end of the Policy Year and any Monthly Deduction Amounts due on or before the next Policy Anniversary. All loan amounts will be transferred from the Sub-Accounts to the Loan Account. Unless You specify otherwise, the amounts will be transferred on a Pro-Rata Basis.

If total loans equals or exceeds the Cash Value, this policy will terminate 61 days after We have mailed notice to Your last known address and that of any assignee of record. If sufficient loan repayment is not made by the end of this Grace Period, the policy will end without value.

CREDITED INTEREST
Except for Preferred Loans described below, the Loan Account will be credited with interest at a rate equal to the Policy Loan Rate applicable to that indebtedness, minus 2%.

PREFERRED LOAN
If the Cash Value exceeds the total of all premiums paid since issue, a Preferred Loan is available. The amount available for a Preferred Loan is the amount by which the Cash Value exceeds total premiums paid. The amount of the Loan Account which equals a Preferred Loan will be credited with interest at a rate equal to the Policy Loan Rate. The amount of loans that qualifies as a Preferred Loan is determined on each Monthly Activity Date.

LOAN REPAYMENTS
All or part of a loan may be repaid at any time that:

(a)  the policy is in force;
(b)  the Insured is alive.

However, each payment must be at least $50.

The amount of a loan repayment will be deducted from the Loan Account and will be allocated among the Sub-Accounts in the same percentage as premiums are allocated.

LOAN INTEREST
Loan Interest will accrue daily by a rate not to exceed the Policy Loan Interest Rate shown on Page 4. The difference between the value of the Loan Account and the Indebtedness will be transferred on a Pro-Rata Basis from the Sub-Accounts to the Loan Account on each Monthly Activity Date.


                                 PAYMENTS BY US

GENERAL
We will pay Death Proceeds, Cash Surrender Values, partial surrenders and loan amounts attributable to the Sub-Accounts within seven days after We receive all the information needed to process the payment unless:

(a) the New York Stock Exchange is closed on other than customary weekend and holiday closings or trading on the New York Stock Exchange is restricted as determined by the Securities and Exchange Commission (SEC); or
(b) an emergency exists, as determined by the SEC, as a result of which disposal of securities is not reasonably practicable to determine the value of the Sub-Accounts; or
(c) the SEC, by order, permits postponement for the protection of policy owners.


                                    TAXATION

We do not expect to incur any federal, state or local income tax on the earnings or realized capital gains attributable to the Separate Account. Based upon these expectations, no charge is currently being made to the Separate Account for federal, state or local income taxes. If We incur income taxes attributable to the Separate Account or determine that such taxes will be incurred, We may assess a charge for taxes against the policy in the future.


                                  THE CONTRACT

ENTIRE CONTRACT
The entire contract consists of this policy and the application, a copy of which is attached. The contract is made in consideration of the application and the payment of the Initial Premium. We will not use any statement to cancel this policy or to defend a claim under it, unless that statement is contained in an attached written application. All statements in the application will, in the absence of fraud, be deemed representations and not warranties.

MODIFICATION
The only way this contract may be modified is by a written agreement signed by Our President, or one of Our Vice Presidents, Secretaries or Assistant Secretaries.

NON-PARTICIPATION
This policy is non-participating. It does not share in Our surplus earnings, so You will receive no dividends under it.

MISSTATEMENT OF AGE
On the date of death of the Last Surviving Insured, the Death Benefit will be reduced or increased by the difference between the Death Benefit at the misstated ages and/or sexes of the Insureds and the Death Benefit that would have been provided by the last Cost of Insurance Charge at the correct ages and/or sexes of the Insureds, if:

(a)  the age of the Insured is misstated; or
(b)  the sex of an Insured is misstated.

SUICIDE
If, within 2 years from the Date of Issue, the Insured dies by suicide, while sane or insane, Our liability will be limited to the premiums paid less Indebtedness and less any partial surrenders.

If, within 2 years from the effective date of any increase the Face Amount for which evidence of insurability was obtained, the Insured dies by suicide, while sane or insane. Our liability with respect to the increase in the Face Amount will be limited to the additional premium paid which increased the Face Amount.

INCONTESTABILITY
We cannot contest this policy after it has been in force, during the Insured's lifetime, for 2 years from its Date of Issue.

Any increase in the Face Amount for which evidence of insurability was obtained, will be incontestable only after the increase has been in force, during the Insured's lifetime, for 2 years from the effective date of the increase.

SEPARATE ACCOUNTS
We will have exclusive and absolute ownership and control of the assets of Our Separate Accounts. The assets of a Fund will be available to cover the liabilities of Our general account only to the extent that those assets exceed the liabilities of that Separate Account arising under the variable life insurance contracts supported by that Separate Account. The assets of a Fund will be valued at least as often as any contract benefits vary, but at least monthly. Our determination of the value of an Accumulation Unit by the method described in this policy will be conclusive. The investment policy of the Separate Account will not be changed without the approval of the Insurance Commissioner of the state where this policy is issued for delivery.

REPORTS TO THE OWNER
We will send You a report at least once each Policy Year showing:

(a)  the current Account Value, Cash Value and Face Amount;
(b) the premiums paid, Monthly Deduction Amounts and loans since the last report;
(c)  the amount of any Indebtedness;
(d)  notifications required by the provisions of this policy; and
(e) any other information required by the Insurance Department of the state where this policy was delivered.

We will send You any shareholder reports of the Funds and any other notices, reports or documents required by law.


                            OWNERSHIP AND BENEFICIARY

CHANGE OF OWNER OR BENEFICIARY
The Owner and Beneficiary will be those named in the application until You change them. To change the Owner or Beneficiary, notify Us in Writing while the Insured is alive. After We receive written notice, the change will be effective as of the date You signed such notice, whether or not the Insured is living when We receive it. However, the change will be subject to any payment We made or actions We may have taken before We received the request.

ASSIGNMENT
You may assign this policy. Until You notify Us in Writing, no assignment will be effective against Us. We are not responsible for the validity of any assignment.

VOTING RIGHTS
The Company shall notify the Owner of any Fund shareholders meeting at which the shares held for the Owner's Account may be voted and shall also send proxy materials and a form of instruction by means of which the Owner can instruct the Company with respect to the voting of the shares held for the Owner's Account. In connection with the voting of Fund shares held by it, the Company shall arrange for the handling and tallying of proxies received from Owners. The Company will vote the Fund shares held by it in accordance with the instructions received from the Owners having the right to give voting instructions. If an Owner desires to attend any meeting which shares held for the Owner's benefit may be voted, the owner may request the Company to furnish a proxy or otherwise arrange for the exercise of voting rights with respect to the Fund shares held for such Owner's Account.

In the event that the Owner gives no instructions or leaves the manner of voting discretionary, the Company will vote such shares of the appropriate Fund in the same proportion as shares of that Fund for which instructions have been received. Also, the Company will vote the Fund shares in this proportionate manner which are held by the Company for its own Account.

SUBSTITUTION
The Company reserves the right to substitute the shares of another registered investment company for the shares of any Fund already purchased or to be purchased in the future by the Separate Account provided that the substitution has been approved by the Securities and Exchange Commission.

CHANGE IN THE OPERATION OF THE SEPARATE ACCOUNT
At the Company's election and subject to any necessary vote by persons having the right to give instructions with respect to the voting of the Fund shares held by the Sub-Accounts, the Variable Account may be operated as a management company under the Investment Company Act of 1940 or it may be deregistered under the Investment Company Act of 1940 in the event registration is no longer required. Deregistration of the Variable Account requires an order by the Securities and Exchange Commission.

OWNER'S RIGHTS
While the Last Surviving Insured is alive and no Beneficiary is irrevocably named, You may:

(a) exercise all the rights and options that this policy provides or that We permit;
(b)  assign this policy; and
(c)  agree with Us to any change to this policy.

NO NAMED BENEFICIARY
If no named Beneficiary survives the Insured, then, unless this policy provides otherwise:

(a)  You will be the Beneficiary; or
(b)  if You are the Insured, Your estate will be the Beneficiary.

                                 EXCHANGE OPTION

If this policy is in effect, You may exchange it any time during the 24 months following its Date of Issue for a permanent life insurance contract offered by Us on the life of the Insureds without evidence of insurability.

The new policy will be issued by Us:

1. with an amount at risk which equals or is less than the amount at risk in effect on the Exchange Date;
2.   with premiums based on the same risk classification as this policy.

This exchange is subject to adjustments in payments and Account Values to reflect variances, if any, in the payments and Account Values under this policy and the new policy.


                            INCOME SETTLEMENT OPTIONS

GENERAL
The Cash Surrender Value or the Death Proceeds may be paid in a lump sum or may be applied to one of the following payment options. The minimum amount that may be placed under a payment option is $5,000, unless We consent to a lesser amount. Under Options 2, 3, and 4, no surrender or partial withdrawals are permitted after payments commence. Full surrender or partial withdrawals may be made from Options 1 or 6, but they are subject to the surrender charge, if applicable. Only a full surrender is allowed from Option 5. A surrender from Option 5 will also be subject to the surrender charge, if applicable.

We will pay interest of at least 3 1/2% per year on the Death Proceeds from the date of the Insured's death to the date payment is made or an Income Settlement Option is elected. At such time the proceeds are not subject to the investment experience of a Separate Account.

If any payee is a corporation, partnership, association, assignee, or fiduciary, an option may be chosen only with Our consent.

The following options are available:

OPTION 1:  INTEREST INCOME
This option offers payments of interest, at the rates We declare, on the amount applied under this option. The interest rate will never be less than 3 1/2% per year.

OPTION 2:  LIFE ANNUITY
A life annuity is an annuity payable during the lifetime of the payee and terminating with the last payment preceding the death of the payee. This option offers the largest payment amount of any of the life annuity options since there is no guarantee of a minimum number of payments nor a provision for a death benefit payable to a beneficiary.

It would be possible under this option for a payee to receive only one annuity payment if he died prior to the due date of the second annuity payment, two if he or she died before the date of the third annuity payment, etc.

OPTION 3:  LIFE ANNUITY WITH 120, 180 OR 240 MONTHLY PAYMENTS CERTAIN
This annuity option is an annuity payable monthly during the lifetime of the payee with the provision that payments will be made for a minimum of 120, 180, or 240 months, as elected. If, at the death of the payee, payments have been made for less than the minimum elected number of months, then the present value as of the date of the payee's death, of any remaining guaranteed payments will be paid in one sum to the beneficiaries designated unless other provisions have been made and approved by Us.

OPTION 4:  JOINT AND LAST SURVIVOR ANNUITY
An annuity payable monthly during the joint lifetime of the payee and a designated second person, and thereafter during the remaining lifetime of the survivor, ceasing with the last payment prior to the death of the survivor. Based on the options currently offered by Us, the payee may elect that the payment to the survivor be less than the payment made during the joint lifetime of the payee and a designated second person.

It would be possible under this option for a payee and designated second person to receive only one payment in the event of the common or simultaneous death of the parties prior to the due date for the second payment and so on.

OPTION 5:  PAYMENTS FOR A DESIGNATED PERIOD
An amount payable monthly for the number of years selected which may be from 5 to 30 years. Under this option, you may, at any time, request a full surrender and receive, within seven days, the Cash Surrender Value.

In the event of the payee's death prior to the end of the designated period, the present value as of the date of the payee's death, of any remaining guaranteed payments will be paid in one sum to the beneficiary or beneficiaries designated unless other provisions have been made and approved by Us.

Option 5 is an option that does not involve life contingencies.

OPTION 6:  DEATH PROCEEDS REMAINING WITH THE COMPANY
Proceeds from the Death Benefit may be left with Hartford Life. These proceeds will remain in the Sub-Accounts to which they were allocated at the time of death unless the beneficiary elects to reallocate them. Full or partial withdrawals may be made at any time.

ALLOCATION OF ANNUITY
If an annuity option is effected, unless otherwise specified, the Cash Surrender Value or Death Proceeds held in the Sub-Account will be applied to provide a variable annuity based on the Pro Rata amount in the various Sub-Accounts.
Fixed annuity options are also available.

VARIABLE ANNUITY AND FIXED DOLLAR ANNUITY
VARIABLE ANNUITY - a variable annuity is an annuity with payments increasing or decreasing in amount in accordance with the net investment results of the Sub-Accounts. After the first monthly payment for a variable annuity has been determined by using the appropriate Variable Payment Annuity Tables below, a number of Sub-Account Annuity Units is determined by dividing that first monthly payment by the appropriate Sub-Account Annuity Unit value on the effective date of the annuity payments. The Annuity Unit value for each Sub-Account will depend on the investment experience of the applicable Funds.

Once variable annuity payments have begun, the number of Annuity Units remains fixed with respect to a particular Sub-Account. If the Owner elects that continuing annuity payments be based on a different Sub-Account, the number will change effective with that election but will remain fixed in number following such election.

The dollar amount of the second and subsequent variable annuity payments is not predetermined and may increase or decrease from month to month. The actual amount of each variable annuity payment after the first is determined by multiplying the number of Sub-Account Annuity Units by the Sub-Account Annuity Unit value. The Sub-Account Annuity Unit value will be determined no earlier than the fifth Valuation Day preceding the date the annuity payment is due.

FIXED DOLLAR ANNUITY - A fixed dollar annuity is an annuity with payments which remain fixed as to dollar amount throughout the payment period. Fixed annuity payments are determined by multiplying the amount applied to the annuity by a rate to be determined by Us which is not less than the rate specified in the Fixed Payment Annuity Tables below. The annuity payment will remain level for the duration of the annuity.

DESCRIPTION OF TABLES
The attached tables show the minimum dollar amount of the first monthly payments for each $1,000 applied under the options. Under Option 2 and 3, the amount of each payment will depend upon the age and sex of the payee at the time the first payment is due. Under Option 4, the amount of each payment will depend upon the sex of both payees and their ages at the time the first payment is due.

The variable payment annuity tables for Options 2, 3, and 4 are based on the 1983a Individual Annuity Mortality Table with ages set back one year and an interest rate of 5% per year. The table for Option 5 is based on an interest rate of 5% per year.

The fixed annuity payment tables for Options 2, 3, and 4 are based on the 1983a Individual Annuity Mortality Table with ages set back one year and an interest rate of 3% per year. The table for Option 5 is based on an Interest rate of 3% per year.


                         VARIABLE PAYMENT ANNUITY TABLES
                         Amount of First Monthly Payment
               For Each $1,000 Applied to Variable Payment Annuities

Second and subsequent annuity payments, when based on the investment experience of a Separate Account, are variable and are not guaranteed as to fixed dollar amount.

SINGLE LIFE ANNUITIES

                            MALE PAYEE                                       FEMALE PAYEE
                            ----------                                       ------------
                    MONTHLY PAYMENTS GUARANTEED                       MONTHLY PAYMENTS GUARANTEED
AGE            -----------------------------------               -----------------------------------
                None       120       180       240                None       120       180       240
35             $4.68     $4.67     $4.66     $4.64               $4.52     $4.52     $4.51     $4.50
40              4.86      4.85      4.82      4.79                4.65      4.65      4.64      4.62
45              5.10      5.07      5.03      4.97                4.83      4.82      4.80      4.77
50              5.41      5.35      5.28      5.20                5.06      5.04      5.01      4.97
51              5.48      5.41      5.34      5.24                5.12      5.09      5.06      5.01
52              5.55      5.48      5.40      5.30                5.17      5.14      5.11      5.05
53              5.63      5.55      5.46      5.35                5.23      5.20      5.16      5.10
54              5.71      5.63      5.53      5.40                5.30      5.26      5.22      5.15
55              5.80      5.70      5.60      5.45                5.37      5.33      5.28      5.20
56              5.89      5.79      5.67      5.51                5.44      5.40      5.34      5.26
57              5.99      5.88      5.74      5.57                5.52      5.47      5.40      5.31
58              6.10      5.97      5.82      5.62                5.60      5.54      5.47      5.37
59              6.21      6.07      5.90      5.68                5.69      5.62      5.54      5.43
60              6.33      6.17      5.98      5.74                5.79      5.71      5.62      5.49
61              6.46      6.28      6.07      5.80                5.89      5.80      5.70      5.55
62              6.60      6.40      6.16      5.86                6.00      5.90      5.78      5.61
63              6.75      6.52      6.25      5.91                6.11      6.00      5.86      5.67
64              6.91      6.64      6.34      5.97                6.23      6.11      5.95      5.74
65              7.09      6.78      6.43      6.02                6.37      6.22      6.04      5.80
66              7.27      6.91      6.52      6.08                6.51      6.34      6.14      5.87
67              7.47      7.06      6.62      6.12                6.66      6.47      6.24      5.93
68              7.68      7.21      6.71      6.17                6.82      6.60      6.34      5.99
69              7.91      7.36      6.81      6.22                7.00      6.74      6.44      6.05
70              8.15      7.52      6.90      6.26                7.19      6.89      6.54      6.11
75              9.65      8.35      7.30      6.41                8.41      7.74      7.06      6.34
80             11.78      9.16      7.59      6.48               10.24      8.70      7.46      6.46
85             14.73      9.80      7.74      6.51               13.00      9.55      7.69      6.50
90             18.62     10.21      7.80      6.51               17.00     10.10      7.79      6.51

JOINT AND LAST SURVIVOR

AGE OF                                 AGE OF FEMALE PAYEE
 MALE    35        40        45        50        55        60        65        70        75        80        85        90
PAYEE
-----
35     $4.38     $4.42     $4.47     $4.52     $4.56     $4.59     $4.62     $4.64     $4.65     $4.66     $4.67     $4.68
40      4.41      4.47      4.54      4.60      4.66      4.71      4.75      4.79      4.81      4.83      4.85      4.85
45      4.43      4.51      4.60      4.68      4.77      4.85      4.91      4.97      5.01      5.05      5.07      5.08
50      4.45      4.55      4.65      4.76      4.88      5.00      5.10      5.19      5.26      5.31      5.35      5.37
55      4.47      4.57      4.70      4.84      4.99      5.15      5.30      5.44      5.56      5.65      5.71      5.75
60      4.49      4.60      4.73      4.90      5.09      5.30      5.52      5.73      5.92      6.07      6.17      6.24
65      4.50      4.61      4.76      4.95      5.17      5.43      5.73      6.04      6.34      6.59      6.79      6.91
70      4.50      4.63      4.78      4.98      5.23      5.54      5.92      6.34      6.79      7.21      7.55      7.80
75      4.51      4.64      4.80      5.01      5.28      5.63      6.07      6.60      7.22      7.87      8.46      8.91
80      4.51      4.64      4.81      5.03      5.31      5.69      6.18      6.81      7.60      8.52      9.45     10.24
85      4.52      4.65      4.82      5.04      5.34      5.73      6.25      6.96      7.89      9.07     10.40     11.67
90      4.52      4.65      4.82      5.05      5.35      5.75      6.30      7.05      8.09      9.49     11.21     13.03

PAYMENT FOR A DESIGNATED PERIOD

 NO.         MONTHLY       NO.   MONTHLY       NO.   MONTHLY       NO.   MONTHLY       NO.   MONTHLY       NO.   MONTHLY
 OF          PAYMENT       OF    PAYMENT       OF    PAYMENT       OF    PAYMENT        OF   PAYMENT       OF    PAYMENT
YEARS        AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS
-----        -------     -----   -------     -----   -------     -----   -------     -----   -------     -----   -------
5             $18.74        10    $10.51        15     $7.82        20     $6.51        25     $5.76        30     $5.28
6              15.99        11      9.77        16      7.49        21      6.33        26      5.65
7              14.02        12      9.16        17      7.20        22      6.17        27      5.54
8              12.56        13      8.64        18      6.94        23      6.02        28      5.45
9              11.42        14      8.20        19      6.71        24      5.88        29      5.36

The monthly payment for any combination of ages not shown will be quoted upon request.

                          FIXED PAYMENT ANNUITY TABLES
                           Amount of Monthly Payments
                           For Each $1,000 Applied to
                             Fixed Payment Annuities

Payments are fixed and are guaranteed as to fixed dollar amount.

SINGLE LIFE ANNUITIES

                           MALE PAYEE                                        FEMALE PAYEE
                           ----------                                        ------------
                    MONTHLY PAYMENTS GUARANTEED                       MONTHLY PAYMENTS GUARANTEED
                ----------------------------------                ----------------------------------
                None       120       180       240                None       120       180       240
35             $3.41     $3.40     $3.39     $3.38               $3.23     $3.23     $3.22     $3.22
40              3.61      3.60      3.58      3.56                3.39      3.38      3.38      3.37
45              3.87      3.85      3.82      3.77                3.59      3.58      3.57      3.55
50              4.19      4.15      4.10      4.03                3.84      3.83      3.81      3.77
51              4.27      4.22      4.17      4.08                3.90      3.89      3.86      3.82
52              4.34      4.29      4.23      4.14                3.97      3.95      3.92      3.88
53              4.43      4.37      4.30      4.20                4.03      4.01      3.98      3.93
54              4.51      4.45      4.37      4.26                4.10      4.08      4.04      3.99
55              4.60      4.54      4.45      4.32                4.18      4.15      4.11      4.04
56              4.70      4.62      4.53      4.39                4.25      4.22      4.18      4.11
57              4.80      4.72      4.61      4.45                4.34      4.30      4.25      4.17
58              4.91      4.82      4.69      4.51                4.42      4.38      4.32      4.23
59              5.03      4.92      4.78      4.58                4.52      4.47      4.40      4.30
60              5.15      5.03      4.87      4.64                4.61      4.56      4.48      4.37
61              5.28      5.14      4.96      4.71                4.72      4.66      4.57      4.44
62              5.42      5.26      5.06      4.78                4.83      4.76      4.66      4.51
63              5.57      5.39      5.16      4.84                4.95      4.86      4.75      4.58
64              5.74      5.52      5.26      4.90                5.07      4.98      4.85      4.65
65              5.91      5.66      5.36      4.96                5.21      5.10      4.95      4.72
66              6.10      5.81      5.46      5.02                5.35      5.22      5.05      4.79
67              6.29      5.96      5.56      5.08                5.51      5.36      5.16      4.86
68              6.50      6.11      5.66      5.13                5.67      5.50      5.26      4.93
69              6.73      6.28      5.76      5.18                5.85      5.65      5.37      5.00
70              6.97      6.44      5.86      5.23                6.04      5.80      5.49      5.06
75              8.45      7.32      6.31      5.40                7.26      6.69      6.04      5.32
80             10.55      8.17      6.62      5.48                9.07      7.69      6.48      5.45

JOINT AND LAST SURVIVOR ANNUITY

AGE OF                                 AGE OF FEMALE PAYEE
MALE    35        40        45        50        55        60        65        70        75        80
PAYEE
-----
 35  $3.07     $3.14     $3.20     $3.25     $3.30     $3.33     $3.35     $3.37     $3.39     $3.40
 40   3.11      3.20      3.28      3.36      3.42      3.48      3.52      3.55      3.57      3.59
 45   3.15      3.25      3.36      3.46      3.56      3.64      3.71      3.76      3.80      3.83
 50   3.17      3.29      3.42      3.56      3.69      3.82      3.92      4.01      4.08      4.12
 55   3.19      3.32      3.47      3.64      3.81      3.99      4.16      4.29      4.40      4.48
 60   3.20      3.34      3.51      3.70      3.92      4.15      4.39      4.61      4.79      4.93
 65   3.21      3.36      3.54      3.75      4.00      4.29      4.61      4.94      5.24      5.48
 70   3.22      3.37      3.56      3.78      4.05      4.40      4.80      5.25      5.70      6.12
 75   3.22      3.38      3.57      3.81      4.11      4.48      4.95      5.51      6.15      6.80
 80   3.23      3.38      3.58      3.82      4.14      4.54      5.05      5.71      6.52      7.45

PAYMENTS FOR A DESIGNATED PERIOD

 NO.         MONTHLY       NO.   MONTHLY      NO.    MONTHLY      NO.    MONTHLY       NO.   MONTHLY      NO.    MONTHLY
 OF          PAYMENT       OF    PAYMENT      OF     PAYMENT      OF     PAYMENT        OF   PAYMENT      OF     PAYMENT
YEARS        AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS     YEARS   AMOUNTS
  5           $17.91        10     $9.61        15     $6.87        20     $5.51        25     $4.71        30     $4.18
  6            15.14        11      8.86        16      6.53        21      5.32        26      4.59
  7            13.16        12      8.24        17      6.23        22      5.15        27      4.47
  8            11.68        13      7.71        18      5.96        23      4.99        28      4.37
  9            10.53        14      7.26        19      5.73        24      4.84        29      4.27

The monthly payment for any combination of ages not shown will be quoted upon request.

                         Hartford Life Insurance Company
                        Hartford, Connecticut 06104-2999
                           (A stock insurance company)

                        National Service Center Address:
                                 P.O. Box 59179
                          Minneapolis, Minnesota 55459


                  Cash Surrender Value Payable on Maturity Date
                         Death Proceeds Payable at Death
                                Non-Participating


THE DEATH PROCEEDS AND CASH VALUES PROVIDED BY THIS CONTRACT ARE BASED ON THE INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT. THEY ARE VARIABLE AND NOT GUARANTEED AS TO FIXED DOLLAR AMOUNT. SEE PAGE 6 FOR A DESCRIPTION OF THE DEATH BENEFIT.





                        MODIFIED SINGLE PREMIUM VARIABLE
                              LIFE INSURANCE POLICY